UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

AMN HEALTHCARE SERVICES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMN Healthcare Services, Inc.

12400 High Bluff Drive, Suite 100

San Diego, California 92130

Telephone: (866) 871-8519

March 11, 2008

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of AMN Healthcare Services, Inc. (the “Company” or “AMN”) at the Company’s headquarters located at 12400 High Bluff Drive, Suite 100, San Diego, California 92130, on April 9, 2008, at 8:30 a.m., Pacific Time. Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying formal notice of the Annual Meeting and proxy statement.

A copy of the Company’s Annual Report for the fiscal year ended December 31, 2007 is enclosed. The formal notice of the Annual Meeting, the proxy statement and the proxy card follow. It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly so that your shares will be represented at the Annual Meeting. The proxy is revocable at any time before it is voted and will not affect your right to vote in person if you attend the Annual Meeting.

Thank you for your ongoing support of and continued interest in AMN.

Very truly yours

Susan R. Nowakowski
Chief Executive Officer & President

AMN Healthcare Services, Inc.

12400 High Bluff Drive, Suite 100

San Diego, California 92130

Telephone: (866) 871-8519

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO

BE HELD ON APRIL 9, 2008 AT 8:30 A.M.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of AMN Healthcare Services, Inc. (the “Company”) will be held at the Company’s headquarters, located at 12400 High Bluff Drive, Suite 100, San Diego, California 92130 on April 9, 2008 at 8:30 a.m., Pacific Time, for the following purposes:

(1)	To elect seven directors to the Company’s Board of Directors to hold office until the next Annual Meeting or until their successors are duly elected and qualified;

(2)	To reapprove the Company’s Senior Management Incentive Bonus Plan, as amended;

(3)	To ratify the selection by the Company’s Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008, and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on February 14, 2008 as the record date for determination of stockholders of the Company entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Representation of at least a majority of the voting power represented by all outstanding shares is required to constitute a quorum at the Annual Meeting. Accordingly, it is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the self-addressed envelope enclosed for your convenience. The proxy is revocable at any time before it is voted and will not affect your right to vote in person if you attend the Annual Meeting.

Important Notice Regarding the Availability of

Proxy Materials for the Stockholders

Meeting to be Held on April 9, 2008

The proxy statement and annual report to shareholders are available under “2008 Proxy Materials” at www.amnhealthcare.com/investors.

March 11, 2008:	By Order of the Board of Directors,

Denise L. Jackson
Senior Vice President, General Counsel and Secretary
San Diego, California

YOUR VOTE IS IMPORTANT. ACCORDINGLY, THE COMPANY URGES YOU TO

COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING.

AMN Healthcare Services, Inc.

12400 High Bluff Drive, Suite 100

San Diego, California 92130

Telephone: (866) 871-8519

PROXY STATEMENT

for Annual Meeting of Stockholders

to be held on April 9, 2008

General

This proxy statement and proxy card, which are first being mailed to the stockholders of AMN Healthcare Services, Inc. (the “Company” or “AMN”) on or about March 11, 2008, is furnished to you in connection with the solicitation of proxies on behalf of the Board of Directors of AMN for use at the Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting is to be held at the Company’s headquarters, located at 12400 High Bluff Drive, Suite 100, San Diego, California 92130, on April 9, 2008 at 8:30 a.m., Pacific Time, or at any subsequent time which may be necessary by any adjournment of the Annual Meeting.

Proxies in proper form received by the time of the Annual Meeting will be voted as specified. Stockholders may specify their choices by marking the appropriate boxes on the enclosed proxy card. If a proxy card is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors FOR proposals (1), (2) and (3). Business transacted at the Annual Meeting is confined to the purposes stated in the Notice of Annual Meeting. The proxy does, however, convey discretionary authority to the persons named in it to vote on such other business as may properly come before the Annual Meeting.

Shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), cannot be voted at the Annual Meeting unless the holder is present or represented by proxy.

Voting Securities

The Board of Directors, in accordance with the Amended and Restated Bylaws of the Company (the “Bylaws”), has fixed the close of business on February 14, 2008 as the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. At the close of business on that date, the outstanding number of voting securities of the Company was 33,830,346 shares of Common Stock.

For each share held as of the Record Date, each holder of Common Stock is entitled to one vote. If you hold your shares through a broker, you should contact your broker to determine the procedure by which you can vote.

The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the voting power represented by all outstanding shares constitutes a quorum. If a quorum is present at the Annual Meeting, the affirmative vote of a plurality of the votes cast by the stockholders present (in person or by proxy) and entitled to vote at the Annual Meeting is required for the election of each director (Proposal 1). The vote required for the reapproval of the amended Senior Management Incentive Bonus Plan (Proposal 2) is the affirmative vote of a majority of the voting power cast (in person or by proxy) by those entitled to vote on this proposal. In addition, in accordance with the NYSE rules, a majority of the outstanding shares must cast a vote on this proposal and the affirmative votes must constitute at least a majority of the quorum. An abstention from voting on the proposal will have the effect of a “no” vote. Under NYSE rules, brokerage firms, banks and other nominees who hold shares on behalf of their clients in “street name” are not permitted to vote the shares if the clients do not provide instructions (either vote FOR, or vote AGAINST, or ABSTAIN) on this proposal. If brokers vote the shares absent these client instructions, the vote will be recorded as a broker non-vote. Accordingly, if a majority of the votes cast are recorded as “broker non-votes” on this proposal, the proposal will not be approved even if all of the shares voted are “yes votes”. The affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote at the Annual Meeting is required for ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2008 (Proposal 3).

Revocability of Proxies

A stockholder giving a proxy may revoke it at any time before it is voted by giving the Secretary of the Company a letter revoking the proxy or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not alone constitute the revocation of a proxy.

PROPOSAL 1:

ELECTION OF DIRECTORS

Nominees for the Board of Directors

Seven directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting or until their successors are duly elected and qualified, or until the director resigns, is removed, or becomes disqualified. The proxy will be voted in accordance with the directions stated on the card, or if no directions are stated, for election of each of the seven nominees listed below. Upon the recommendation of the Corporate Governance Committee, the members of the Board of Directors (the “Board”) have nominated for election seven current directors of the Company. The director nominees for election named below are willing to be duly elected and to serve. If any such nominee is not a candidate for election at the Annual Meeting, an event that the Board does not anticipate, the proxies will be voted for a substitute nominee. Information with respect to the business experience and affiliations of the Company’s director nominees is set forth below.

Director Nominees:

R. Jeffrey Harris, age 53, has served as a director of the Company since September 2005. Mr. Harris also serves as a member of the Company’s Audit and Compensation and Stock Plan Committees. Mr. Harris served as Of Counsel to Apogent Technologies Inc. from December 2000 through 2003, and served as Vice President, General Counsel and Secretary of Apogent Technologies Inc. from 1988 to 2000. He served as a director of Apogent Technologies from 2000 until 2004, when Apogent Technologies was acquired by Fisher Scientific International, Inc. Mr. Harris served on the Board of Sybron Dental Specialties in 2005 and 2006, until it was sold to Danaher Corp., and during his tenure served as Chair of the Compensation Committee and as a member of the Governance Committee. Mr. Harris served on the board of Playtex Products, Inc. from 2001 until it was sold to Energizer Holdings in October 2007 and during his tenure, served as Chair of the Compensation Committee and Corporate Governance Committee. Since 2002 and 2004, Mr. Harris has been an investor in and Board member of Prodesse, Inc. and PhysioGenix, Inc., respectively, both of which are early stage biotechnology companies.

William F. Miller III, age 58, has served as a director of the Company since November 1999. Mr. Miller also serves as a member of the Company’s Audit and Corporate Governance Committees. Mr. Miller is a partner with the private equity firm Highlander Partners L.P. From 2000 to 2005, Mr. Miller was the Chairman and Chief Executive Officer of HMS Holdings Corp., a company providing revenue enhancement and recovery services to public and private healthcare programs and payors. From 1983 to 1999, Mr. Miller served as President and Chief Operating Officer of EmCare Holdings, a national healthcare services firm focused on the provision of emergency medical services company. From 1980 through 1983, he served as Chief Operating Officer of Vail Mountain Medical Clinics. Mr. Miller has also served in management positions as CFO and CEO of investor owned hospital facilities in Northern California. Mr. Miller also serves as a director of HMS Holdings Corp., LinCare Holdings, Inc. and various private companies.

Hala Moddelmog, age 52, joined the Board on February 7, 2008. Ms. Moddelmog has been president and chief executive officer of the Susan G. Komen for the Cure since September 2006. Prior to joining the Komen Foundation, she served as CEO of Catalytic Ventures, a company she founded to consult and invest in the food service industry. From 1995 to 2004, she was the President of Church’s Chicken, a division of AFC Enterprises. She also held executive management and marketing positions at Church’s Chicken, Arby’s Franchise Association and BellSouth. From 2006 until January 2008, Ms. Moddelmog served on the Board of Directors of Fiesta Brands, Inc., and from 2006 to 2007 on the board of HyperActive Technologies. She served on the Board of Trustees for the Georgia Southern University Foundation from 2005 to 2008, and for Clark Atlanta University from 2004 to 2006.

Susan R. Nowakowski, age 43, joined the Company in 1990 and has been a director since September 2003. She serves as a member of the Company’s Executive Committee and has been the Company’s President since

May 2003 and the Chief Executive Officer since May 2005. Ms. Nowakowski has been employed at the Company in a variety of leadership roles, including Chief Financial Officer and Chief Operating Officer, since 1990. Prior to joining the Company, Ms. Nowakowski worked at BioVest Partners, a venture capital firm, and at Hybritech, a subsidiary of Eli Lilly & Co. which was later acquired by Beckman Coulter. Ms. Nowakowski serves on the board of directors of Beckman Coulter and sits on the Audit Committee, and serves on the boards of the University of California San Diego Sulpizio Family Cardiovascular Center, Biocom and San Diego State University College of Business Administration.

Andrew M. Stern, age 59, has served as a director of the Company since November 2001. Mr. Stern also serves as a member of the Company’s Corporate Governance and Compensation and Stock Plan Committees. Mr. Stern has served as Chairman of the Board and Chief Executive Officer of Sunwest Communications, Inc., a public relations firm, since 1983. Mr. Stern also serves as a director of Medical City Dallas Hospital, Texas Hospital Association, Salesmanship Club Charitable Golf of Dallas and as an advisory director of NeoSpire, Inc. He is chairman-elect of the Texas Healthcare Trustees Association.

Paul E. Weaver, age 62, has served as a director of the Company since July 2006. Mr. Weaver also serves as a member of the Company’s Audit and Corporate Governance Committees. Mr. Weaver is a former Vice Chairman of PricewaterhouseCoopers, LLP and was Chairman of the firm’s global technology, infocom and entertainment/media practice group. Mr. Weaver serves on the boards of Idearc, Inc. and the corporate advisory board of the University of Michigan Business School. He is also Chairman of the Board of the Statue of Liberty/ Ellis Island Foundation.

Douglas D. Wheat, age 57, has served as a director of the Company since November 1999, with the exception of a brief period from November 3, 2004 through November 16, 2004. Mr. Wheat is the Presiding Director of the Company’s Board of Directors and also serves as a member of the Company’s Executive and Compensation and Stock Plan Committees. Mr. Wheat is Chairman of Challenger Capital Group, Ltd., and previously served as Chairman of Foxbridge Partners, LLC and President of Haas Wheat & Partners, L.P.

Vote Required

The vote required for the election of directors is a plurality of the votes cast and entitled to vote on the election of directors, provided a quorum is present. Abstentions and broker non-votes will not affect the outcome of the election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

EACH OF THE SEVEN (7) DIRECTOR NOMINEES NAMED ABOVE.

Corporate Governance

Corporate Governance Guidelines.    All of the Company’s corporate governance materials, including the Corporate Governance Guidelines (“Guidelines”) and board committee charters and codes of ethics, are published in the Corporate Governance section of the Company’s web site at www.amnhealthcare.com. These materials also are available in print to any shareholder upon request. The Board regularly reviews corporate governance developments and modifies its Corporate Governance Guidelines, committee charters and key practices as warranted. Any modifications are reflected on the Company’s web site.

Director Independence.    The Board has adopted categorical standards for director independence. Under these standards, a director will not be considered independent if the director does not qualify as independent under Rule 303A.02(b) of the New York Stock Exchange Listed Company Manual; the director or an immediate family member is a partner of or of counsel to a law firm that performs substantial legal services for the Company on a regular basis; or the director or an immediate family member is a partner, officer or employee of an investment bank or consulting firm that performs substantial services for the Company on a regular basis for which they receive compensation. The following relationships would not be considered to be material relationships that would impair a director’s independence: the director or an immediate family member is an executive officer of another company that does business with the Company and the annual sales to, or purchases from, the Company are less than 1% of the annual revenues of the company for which he or she serves as an executive officer; the director or an immediate family member is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than 1% of the total consolidated assets of the company for which he or she serves as an executive officer and such indebtedness is not past due; or the director or an immediate family member serves as an officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization are less than 1% of that organization’s total annual charitable receipts. The Board has determined that R. Jeffrey Harris, William F. Miller III, Hala Moddelmog, Andrew M. Stern, Paul E. Weaver and Douglas D. Wheat each meet the Company’s categorical standards for director independence.

Codes of Ethics.    The Company has adopted a Code of Business Conduct and Ethics (“Code”), and a Code of Ethics for the Principal Executive Officer and Senior Financial Officers.

As described in the Code, the Company does not permit activities that give rise to conflicts of interest by directors, executive officers or employees. With regard to directors, the Corporate Governance Guidelines establish directors’ duties to adhere to the Code, specifically including the policies on conflicts of interest expressed therein, and to avoid any action, position or interest that conflicts with an interest of the Company, or gives the appearance of a conflict. The Guidelines further provide that the Company does not permit any director or executive officer, or their immediate family member (child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law), or any person sharing a household (other than a tenant or employee) (a “related person”) to enter into a transaction in which the Company is a participant, where (a) the amount involved exceeds $120,000; and (b) the related person had or will have a direct or indirect material interest without approval of the Board. The Company annually solicits information from directors and executive officers in order to monitor potential conflicts of interest and comply with Securities and Exchange Commission requirements regarding approval or disclosure of “related person transactions”.

Meetings of the Board of Directors and Certain Committees of the Board of Directors

During 2007, the Board of Directors met five times and took action by unanimous written consent six times. No member of the Board attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he or she has been a director) and (ii) the number of meetings held by all committees of the Board (during the periods that he or she served on such committees). Directors are also encouraged but not required to attend the Company’s Annual Meeting of Stockholders. Each of the Company’s directors standing for election at the Company’s 2007 Annual Meeting of Stockholders attended the meeting.

The Company has standing Audit, Corporate Governance, Compensation and Stock Plan and Executive Committees. The current functions and members of each committee are described below.

Audit Committee.    During 2007, the Audit Committee was composed of Paul E. Weaver, William F. Miller III and R. Jeffrey Harris. The Audit Committee met thirteen times in 2007. The Board of Directors has determined that Messrs. Weaver and Miller satisfy the criteria for “an audit committee financial expert” as that term is used in Item 401(h) of Regulation S-K promulgated under the Securities Exchange Act. All members of the Audit Committee meet the criteria for independence set forth in Rule 10A-3 under the Securities Exchange Act of 1934 and Section 303A of the New York Stock Exchange Listed Company Manual.

The duties of the Audit Committee are set forth in its charter, which was adopted by the Board on October 17, 2001 and amended in September 2003, February 2006 and February 2008. The Audit Committee is charged with the responsibility of overseeing the financial reporting process of the Company. In the course of performing its functions, the Audit Committee (i) reviews the Company’s internal accounting controls and audited financial statements; (ii) reviews with the Company’s independent registered public accounting firm the scope of their audit, their report and their recommendations; (iii) considers the possible effect on the independence of such accountants in approving non-audit services requested of them; and (iv) appoints the Company’s independent registered public accounting firm, subject to ratification by the Company’s stockholders.

Corporate Governance Committee.    During 2007, the Corporate Governance Committee was composed of Andrew M. Stern, William F. Miller, Paul E. Weaver and Kenneth F. Yontz. Mr. Yontz served on the Corporate Governance Committee from January 1, 2007 through April 18, 2007. Mr. Miller was appointed to the Corporate Governance Committee on April 17, 2007. During 2007, the Corporate Governance Committee met four times. All members of the Corporate Governance Committee meet the standards for independence required by the New York Stock Exchange.

Committee Responsibilities.    The duties of the Corporate Governance Committee are set forth in its charter adopted by the Board in October 2001 and amended in February 2007, and December 2007. The Corporate Governance Committee (i) identifies and recommends individuals qualified to become members of the Board; (ii) evaluates the corporate governance guidelines applicable to the Company; (iii) reviews the Board’s performance on an annual basis; and (iv) makes recommendations with respect to potential successors to the Chief Executive Officer.

Director Nominee Procedures.    In evaluating and determining whether to recommend a person as a candidate for election as a director, the Committee considers the qualifications set forth in the Company’s corporate governance guidelines including issues of judgment, business and management experience (including financial expertise), leadership, strategic planning and diversity. The Committee also takes into account specific characteristics and expertise that the directors believe could enhance the diversity and effectiveness of the Board.

The Corporate Governance Committee utilizes a broad approach for identification of director nominees and may seek recommendations from its directors, officers, shareholders or it may choose to engage a search firm. The Committee evaluates nominees on the basis of the criteria outlined in its Corporate Governance Guidelines and applies the same criteria to all candidates it considers, including any candidates submitted by shareholders. The Committee may also engage a third party to conduct or assist with the evaluation.

The Corporate Governance Committee will consider shareholder recommendations of qualified nominees when such recommendations are submitted in accordance with the procedures below. In order to have a nominee considered by the Corporate Governance Committee for election at the 2009 annual meeting, a shareholder must submit the recommendation in writing to the attention of the Company’s Secretary at the Company’s headquarters no later than November 12, 2008. Any such recommendation must include:

•	the name and address of the candidate;

•

a brief biographical description of the candidate, including the candidate’s occupation for at least the last five years, and a statement of the qualifications of the candidate taking into account the qualifications requirements set forth in the Company’s Corporate Governance Guidelines; and

•	the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement.

Once the Company receives the recommendation, it will deliver to the candidate a questionnaire that requests additional information about the candidate’s independence, qualifications and other matters that would assist the Corporate Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the Company’s proxy statement or other regulatory filings, if nominated. Candidates must complete and return the questionnaire within the timeframe provided to be considered for nomination by the Committee.

The Committee did not receive a recommendation for a director nominee from any shareholder during 2007.

Compensation and Stock Plan Committee.    During 2007, the Compensation and Stock Plan Committee was composed of R. Jeffrey Harris, Andrew M. Stern, Douglas D. Wheat and Kenneth F. Yontz. Mr. Yontz served on the Compensation and Stock Plan Committee from January 1, 2007 through April 18, 2007. The Committee met six times and took action by unanimous written consent five times in 2007.

The duties of the Compensation and Stock Plan Committee are set forth in its charter adopted in March 2004 and amended in February and December 2007. The Committee (i) reviews, administers, and where applicable, makes recommendations to the Board of Directors with respect to the compensation of the CEO and all senior officers that report directly to the CEO and directors and with respect to the Company’s incentive compensation plans and equity-based plans; (ii) prepares the Compensation Committee Report required by the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement; (iii) oversees the preparation of the Company’s Compensation Disclosure and Analysis as required by the SEC to be included in the Company’s annual proxy statement and recommends its inclusion in the Proxy Statement to the Board; and (iv) evaluates the performance of the Chief Executive Officer.

The Committee is composed exclusively of non-employee, independent directors, none of whom has a business relationship with the Company, other than in their capacity as directors, or has any interlocking relationships with the Company that are subject to disclosure under the rules of the SEC related to proxy statements. All members of the Compensation and Stock Plan Committee meet the standards for independence required by the New York Stock Exchange. Our Compensation and Stock Plan Committee Charter is published on the Company’s web site at www.amnhealthcare.com under the Investors/Corporate Governance section.

The Committee reviews all elements of compensation of the executive officers and senior officers that directly report to the Chief Executive Officer on an annual basis and will consider changes at other times if a change in the scope of the officer’s responsibilities justifies such consideration. The Committee generally conducts its salary and bonus structure review for a particular year in the last quarter of the previous year or early in the subject year. At that time, the Committee reviews peer benchmarking information, national survey data, the individual’s performance, the Company’s performance and the recommendations of the CEO (who does not provide a recommendation for herself) in establishing compensation.

With respect to the Company’s Senior Management Incentive Bonus Plan (the “Bonus Plan”), which was approved by our stockholders in May 2003 and is subject to reapproval by our stockholders this year, the Committee, as the administrator of the Bonus Plan, designates which participants are eligible for an award, the performance criteria for the award and the maximum award each year. Prior to or at the beginning of each fiscal year, the Board sets financial targets for the Company’s performance that are then utilized by the Committee in establishing the targets under the Bonus Plan.

The Committee also grants equity awards. Generally, the Committee has granted equity awards on an annual basis at the time of the Board and Committee meetings held in conjunction with our annual stockholders meeting. In addition to these annual grants, we have granted equity awards to key employees upon their initial employment or promotion. The Committee has authorized our CEO to grant equity awards to non-officer employees within certain individual and aggregate thresholds with the effective date of each such grant being the effective date of the grantee’s promotion or commencement of employment. The awards are reviewed by the Committee. We do not have any practice to time the grant of equity awards pursuant to the Equity Plan in conjunction with the release of material non-public information.

The Committee periodically retains an independent consultant to assist the Committee in fulfilling its responsibilities. In 2005, the Committee engaged Pearl Meyer & Partners to assist in it redesigning the Company’s Equity Plan and reviewing the Company’s cash compensation programs and compensation targets. In 2007, the Committee further consulted with Pearl Meyer & Partners in connection with the Company’s equity award methodology. Again in 2008, the Committee consulted with Pearl Meyer & Partners in conjunction with establishing the minimum threshold bonus levels for the executive officers under the Company’s cash incentive plan.

Executive Committee.    During 2007, the Executive Committee was composed of Steven C. Francis, Douglas D. Wheat and Susan R. Nowakowski. The Executive Committee exercises the power of the Board of Directors in the interval between meetings of the Board. The Executive Committee met six times and took action by unanimous written consent one time in 2007.

Executive Sessions of Non-Management Directors

The Board has regularly scheduled meetings during the year for non-management directors without management present. Either Mr. Francis, the Company’s Chairman during 2007, or Mr. Wheat presided at the meetings of non-management directors. The non-management directors may meet without management present at such other times as determined by the Chairman or the Presiding Director.

Communications with the Board of Directors

The Board has established the following procedure for stockholders to communicate with members of the Board and for all interested parties to communicate with the presiding director or the non-management directors as a group. All such communications should be addressed to the attention of the Company’s Secretary at the Company’s headquarters, 12400 High Bluff Drive, Suite 100, San Diego, CA 92130. The Secretary collects and maintains a log of all such communications and forwards any that the Secretary believes require immediate attention to the appropriate member or group of members of the Board, who determine how such communications should be addressed.

Non-Director Executive Officers

David C. Dreyer, age 51, joined the Company in September 2004 as Chief Financial Officer and Chief Accounting Officer. He also serves as the Company’s Treasurer. From 1997 to 2004, Mr. Dreyer worked as Chief Financial Officer and Chief Accounting Officer at Sicor, Inc., a manufacturer of complex pharmaceuticals with operations in the United States, Italy, Mexico, Lithuania, China and Switzerland, which was acquired by Teva Pharmaceutical Limited. Prior to Sicor, Mr. Dreyer served in related senior financial positions within the pharmaceutical industry, working for Elan Corporation plc, Athena Neurosciences and Syntex. He is a Certified Public Accountant in California.

Ralph Henderson, age 47, joined the Company as President, Nurse Staffing in September 2007. Mr. Henderson is responsible for leading the sales and financial performance of AMN’s nurse staffing division, the Company’s largest business segment. Prior to joining the Company, Mr. Henderson served as Senior Vice President, Group Executive for Spherion, Inc., one of the largest staffing providers in the United States. Mr. Henderson started with Spherion in 1995 and held several leadership positions, including Regional Vice President and General Manager, Vice President of National Accounts, and Senior Vice President, Western Division. Prior to Spherion, Mr. Henderson was employed by American Express for nine years where in his last role he was Vice President of Sales and Account Management in the Travel Management Services Division. Mr. Henderson holds a Bachelor of Science degree in Business Administration from Northern Arizona University.

Denise L. Jackson, age 43, joined the Company as General Counsel and Vice President of Administration in October 2000. Ms. Jackson is responsible for the legal, corporate governance, executive compensation, government affairs and risk management functions of the Company. She was appointed the Company’s Secretary in May 2003 and Senior Vice President in November 2004. From 1995 to September 2000, Ms. Jackson worked for The Mills Corporation serving as Vice President and Senior Counsel from 1998 to 2000. She holds a Juris Doctorate degree from the University of Arizona, a Masters of Public Health from The George Washington University and a Bachelors of Science in Liberal Studies from the University of Arizona. Ms. Jackson is licensed as an attorney in California, the District of Columbia, Arizona and New York.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the “SEC”). Directors, executive officers and greater than 10% stockholders are required by SEC rules to furnish the Company with copies of Section 16(a) forms they file.

The Company believes that all of its directors, executive officers and greater than 10% beneficial owners complied with all filing requirements applicable to them in 2007.

COMPENSATION DISCUSSION AND ANALYSIS

Summary

The Compensation and Stock Plan Committee of the Board of Directors (the “Committee”) is responsible for setting the compensation of our executive officers, named in the Summary Compensation Table on page 17, and senior officers that directly report to the Chief Executive Officer. The components of compensation for these officers consist of an annual base salary, cash incentives, equity incentives, severance arrangements and benefit plans.

Compensation Objectives

Our compensation program is designed to support our growth strategy of expanding our leadership position within the healthcare staffing sector. The key components of our growth strategy include strengthening our relationships with hospital and healthcare facilities, expanding our network of qualified healthcare professionals, leveraging our business model to increase productivity, expanding service offerings through new staffing solutions and technology tools, capitalizing on strategic acquisition opportunities and attracting and retaining a strong management team to optimize our business model and execute our growth strategy.

We use a combination of cash and equity to support our objective of attracting and retaining a highly qualified management team. Specifically, we use this combination to provide strong incentives for management to achieve the company’s strategic and financial objectives by making a substantial amount of short and long term compensation dependent on Company performance.

Benchmarking

To understand the Company’s position within the marketplace for management talent and to assist it in making compensation decisions that will help us attract and retain a strong management team, the Committee reviews national compensation survey data, peer financial performance and compensation information, the Company’s financial performance both against its internal financial targets and its designated peer group, and internal compensation comparability among senior executives. We use a peer group comprised of companies from the staffing, healthcare staffing, healthcare services and business services industries, many of which like the Company are in the Dow Jones Business Training and Employment Agencies Index, to establish benchmarks for reference for base salaries. For 2007, the peer group ranged from $502 million to $2.8 billion in revenues, from $2.5 million to $107 million in net income and from $68 million to $2.10 billion in market cap (measured at fiscal year end 2006). The peer group consisted of the following companies: Administaff, Inc., Amerigroup Corp., CDI Corp., Cross Country Healthcare, Inc., Gentiva Health Services, Inc., Gevity HR, Inc., Heidrick & Struggles International, Inc., KForce, Inc., Korn Ferry International, Labor Ready, Inc., Maximus, Inc., Molina Healthcare, Inc., MPS Group, Inc., NCO Group, Inc, Psychiatric Solutions, Inc., Spherion Corp., and Westaff, Inc.

We slightly modified our peer group in late 2007 to remove two peers (Westaff, Inc. and NCO Group, Inc.) which we replaced with two additional healthcare service firms, Inventiv Health, Inc and Amedisys, Inc., included with the Company in the S&P SmallCap 600. The new peer group companies range from $502 million to $2.8 billion in revenues, from $2.5 million to $107 million in net income, and from $445 million to $1.8 billion in market cap (measured at fiscal year end 2006). The Committee believes benchmarking for external comparability is important in supporting the Company’s growth strategy component of attracting and retaining strong management, and the Committee strives to pay at levels close to the benchmarks when it believes performance, experience and other factors support it.

Compensation Elements

Our direct compensation program for officers consists of four main components: (1) base salary; (2) a cash incentive performance bonus; (3) equity incentives; and (4) retirement, health plans and other compensation arrangements, including participation in a non-qualified deferred compensation excess savings plan and severance arrangements. The program uses a combination of cash and equity to support our management attraction and retention objectives. It is also designed to provide strong incentives for management to achieve the Company’s strategic and financial objectives by making a substantial amount of compensation dependent upon Company performance. Cash incentives under our Bonus Plan are intended to focus management on our short term financial goals for the current year and, to a lesser extent, the following year; while equity incentives under our Equity Plan are intended to promote a longer term growth perspective.

Compensation Program Components

Base salary

In setting base salaries, the Committee considers a number of factors, including the Company’s performance, individual performance, responsibility, experience and the recommendations of the CEO for those who report to her. Company performance is considered in relation to annual internal objectives, the staffing industry performance and the performance of the established peer group. The CEO’s recommendations are based on the same factors as those considered by the Committee, and are especially insightful with respect to individual performance and responsibility levels. The Committee considers these factors in the context of the named executive officer’s total compensation, including bonuses, equity and benefits. The Committee also considers these factors in the context of its benchmarks, which for base salary are a baseline at the 50th percentile with target at the 60th-65th percentiles, if supported by performance, experience and other factors.

The Summary Compensation Table on page 17 reflects the base salary levels for the named executive officers in 2007. When setting the 2007 salary levels for the CEO, CFO and General Counsel, the Committee considered the factors noted in the previous paragraph for each executive, the Company’s strong financial performance in 2006 against its internal targets and peers, and the benchmarking data which showed the CEO’s and General Counsel’s 2006 base salaries were well below their benchmarks. Because the scope of her duties as CEO are so significant and because of her leadership experience at AMN, the Committee awarded Ms. Nowakowski a higher salary than the other named executive officers.

The President of Nurse Staffing was hired in September 2007, at an annual salary of $350,000. This figure was set based on the mid-range salary of comparable positions at our peer companies, and to be competitive in order to recruit Mr. Henderson to relocate and join the Company.

In January 2008, the Committee reviewed and set annual salary levels for the Company’s named executive officers, effective January 1, 2008. No increases in annual base salary were given to the named executive officers. The Committee’s decision not to increase salaries over 2007 levels for these officers was based primarily on the Company’s failure to achieve its internal financial targets and shareholder returns in 2007.

Cash incentive performance bonus

Our cash incentives are paid under the Bonus Plan, which incorporates our annual financial objectives. Our Bonus Plan is intended to provide incentives and rewards to the officers for achievement of annual financial goals. The design of the Bonus Plan reflects the Committee’s belief that a significant portion of annual compensation of each officer should be dependent on the financial performance of the Company.

The Committee has the power to amend the Bonus Plan at any time and may amend any outstanding award granted under the Bonus Plan. However, the Committee may not adopt any amendment without the approval of the Company’s stockholders if the effect of such amendment would affect the tax deduction of those bonus payments. Our Bonus Plan complies with Section 162(m) of the Internal Revenue Code and has been approved by our stockholders, and is subject to reapproval by our stockholders this year. The Committee has made non-substantive changes to the Plan, and the Company is seeking reapproval of the Plan, as amended, as set forth in Proposal No. 2 in this Proxy Statement.

2007

In 2007, the financial metrics used for the Bonus Plan were net income plus interest expense (net of interest income), income taxes, depreciation, amortization and non-cash stock-based compensation expense (“Adjusted EBITDA”)1 and earnings per share (“EPS”). The targets for these metrics were based on the financial objectives set by the Board with respect to the Company’s annual operating plan. We used Adjusted EBITDA as a performance measure because it is the measure management uses to focus the Company on profitability, it is an objective measure of management’s performance, and it excludes items over which management has less control, such as amortization and taxes. We used EPS as a metric because it is closely correlated with share price and therefore, with shareholder returns.

The metrics were weighted 70% Adjusted EBITDA and 30% EPS. The weighting means that at any given level of performance for both metrics, 70% of the amount of the bonus is determined by the Adjusted EBITDA result and 30% of the amount of the bonus is determined by the EPS result. For example, as set forth in the chart below for Ms. Nowakowski, her bonus at the target level of 100% for both Adjusted EBITDA and EPS would have been $371,250. Of that amount, $259,875 (70%) is related to Adjusted EBITDA and $111,375 (30%) is related to EPS.

The summary charts set out below for Ms. Nowakowski, Mr. Dreyer and Ms. Jackson, three of the executive officers named in the Summary Compensation Table, show the potential bonuses for these executives at various levels of Adjusted EBITDA and EPS. There is no chart for Mr. Henderson, the fourth named executive officer, because his bonus potential was set under his employment arrangement when he joined the Company in September 2007. Under that arrangement, Mr. Henderson’s 2007 bonus was guaranteed at 50% of his base salary, with the potential to earn an additional 5% of base salary for each whole percentage point by which the Company exceeded its Adjusted EBITDA and EPS targets, up to a maximum of 110% of base salary. Because the Company did not achieve the targets, Mr. Henderson’s bonus was $175,000 (50% of his base salary).

[1]	Adjusted EBITDA Reconciliation and Supplemental Financial and Operating Data can be found in the Company’s press release reporting fourth quarter and year end 2007 results, issued February 26, 2008.

2007 Cash Bonus Incentives Summary Charts

Susan Nowakowski, President and CEO

% of Target EBITDA	EBITDA (in thousands)	EBITDA Bonus Amount	Diluted EPS Target	EPS Bonus Amount	Total Eligible Bonus	Bonus as % of Annual Salary	% of Target Bonus
110%[2]	$107,441	$519,750	$1.22	$222,750	$742,500	110%	200%
100%	$97,674	$259,875	$1.14	$111,375	$371,250	55%	100%
98%	$95,721	$233,888	$1.12	$100,238	$334,125	50%	90%
96%	$93,767	$207,900	$1.09	$89,100	$297,000	44%	80%
94%	$91,814	$181,913	$1.07	$77,963	$259,875	39%	70%
92%	$89,860	$142,931	$1.05	$61,256	$204,188	30%	55%
90%	$87,907	$103,950	$1.03	$44,550	$148,500	22%	40%
Total 2007 Bonus: $269,156

David Dreyer, CFO

% of Target EBITDA	EBITDA (in thousands)	EBITDA Bonus Amount	Diluted EPS Target	EPS Bonus Amount	Total Eligible Bonus	Bonus as % of Annual Salary	% of Target Bonus
110%[3]	$107,441	$273,000	$1.22	$117,000	$390,000	100%	200%
100%	$97,674	$136,500	$1.14	$58,500	$195,000	50%	100%
98%	$95,721	$122,850	$1.12	$52,650	$175,000	45%	90%
96%	$93,767	$109,200	$1.09	$46,800	$156,000	40%	80%
94%	$91,814	$95,550	$1.07	$40,950	$136,500	35%	70%
92%	$89,860	$75,075	$1.05	$32,175	$107,250	28%	55%
90%	$87,907	$54,600	$1.03	$23,400	$78,000	20%	40%
Total 2007 Bonus: $141,375

Denise Jackson, General Counsel

% of Target EBITDA	EBITDA (in thousands)	EBITDA Bonus Amount	Diluted EPS Target	EPS Bonus Amount	Total Eligible Bonus	Bonus as % of Annual Salary	% of Target Bonus
110%[4]	$107,441	$217,000	$1.22	$93,000	$310,000	100%	200%
100%	$97,674	$108,500	$1.14	$46,500	$155,000	50%	100%
98%	$95,721	$97,650	$1.12	$41,850	$139,500	45%	90%
96%	$93,767	$86,800	$1.09	$37,200	$124,000	40%	80%
94%	$91,814	$75,950	$1.07	$32,550	$108,500	35%	70%
92%	$89,860	$59,675	$1.05	$25,575	$85,250	28%	55%
90%	$87,907	$43,400	$1.03	$18,600	$62,000	20%	40%
Total 2007 Bonus: $112,375

[2]	For performance between the 100% and 110% levels, bonus payments are determined for those points in between at 1% increments to correspond to Adjusted EBITDA performance levels.

[3]	For performance between the 100% and 110% levels, bonus payments are determined for those points in between at 1% increments to correspond to Adjusted EBITDA performance levels.

[4]	For performance between the 100% and 110% levels, bonus payments are determined for those points in between at 1% increments to correspond to Adjusted EBITDA performance levels.

As illustrated by the charts, performance at the 90% of target (target being the 100% performance level) is the minimum threshold bonus for each metric and generates a bonus that is 40% of the target bonus for that metric. Market data from the Committee’s independent compensation consultant seemed to indicate that minimum bonus performance thresholds for named executive officers are often lower than the 90% minimum performance threshold established by the Committee with higher payout levels than the 40% established by the Committee.

Performance at 100% (which is the so called target) for each metric generates a bonus that is 100% of the target bonus for that metric. Performance at 110% of target Adjusted EBITDA generates a bonus that is 200% of the target bonus for Adjusted EBITDA, and performance at 107% of target EPS generates a bonus that is 200% of the target bonus for EPS. Potential bonuses between 90% and 100% are shown in the charts. Potential bonuses between 100% and 110% for Adjusted EBITDA and 100% and 107% of EPS, which are not shown in the charts, are determined at 1% Adjusted EBITDA performance increments.

There was also the opportunity for an additional bonus, which is not shown in the charts. If the Company were to have achieved at least 115% of both targeted Adjusted EBITDA and EPS, then the named executive officers would have received an additional bonus of 30% of their salary. However, the additional bonus would have been paid only if the Company also achieved at least the same level of performance in 2008.

The Committee considered a number of factors in structuring the bonus plan for 2007. As previously stated, the target performance levels were based on the financial goals set forth in the Company’s Operating Plan. The bonus levels at target as a percentage of base salary (see charts) for each individual were set upon consideration of bonus percentages for comparable positions, the recommendation of the CEO (except with respect to her percentage), individual performance, responsibility and experience, and the amount of the potential bonus under various performance scenarios. As with base salary, these factors were considered in the context of each officer’s total compensation package and internal comparability. For 2007, the named executive officers’ potential target bonus percentages, other than Ms. Nowakowski were 50% of base salary, with the maximum potential percentages for the named executive officers 100% of base salary. The Bonus Plan target as a percentage of salary for Ms. Nowakowski, the Company’s CEO was 55%, and her maximum potential percentage was 110%.

The Committee aims for total cash compensation (salary and bonus) to be at around the 65th percentile of our peer group if the Company achieves the target performance levels, and the Committee aims for total cash compensation to be at or above the 75th percentile if the Company performs at the 110% and 107% of targeted Adjusted EBITDA and EPS, respectively.

Actual 2007 bonuses, based on the Company’s 2007 financial performance, for the named executive officers (other than Mr. Henderson) are shown in the final row of the above charts, in bold-faced text. These levels of performance generated the bold-faced bonus levels shown in the charts, which are reflected in the Summary Compensation Table under Non-Equity Incentive Plan Compensation.

2008

The cash bonus structure and performance targets for 2008 bonuses were established in January 2008. The Committee used a structure similar to the one used in 2007, with the named executive officers’ bonuses again tied to the Company’s financial performance. As in 2007, our named executive officers will receive a bonus for 2008 at performance ranging from the minimum performance threshold of 90% of targeted Adjusted EBITDA and EPS to 110% of Adjusted EBITDA and EPS targets. The Committee decided not to adjust the target bonuses as a percentage of base salary for 2008; such percentages remain at 55% for Ms. Nowakowski, and 50% for Ms. Jackson and Messrs. Dreyer and Henderson. As with salary, the Committee’s decision not to adjust bonus percentages over 2007 levels for these officers was based primarily on the Company’s shareholders’ return in 2007 and the Company’s failure to achieve its internal financial targets. Also as in 2007, named executive officers can receive an additional bonus of 30% of base salary if the Company achieves at least 115% of targeted

Adjusted EBITDA and EPS. This additional bonus would not, however, be paid unless and until the Company achieves at least the same level of Adjusted EBITDA and EPS performance in 2009 as it achieves in 2008.

The Committee made the following adjustments to the cash incentive compensation structure for the named executive officers in 2008. First, the weighting of the two financial metrics of Adjusted EBITDA and EPS was changed such that, for the CEO, CFO and General Counsel, 30% (rather than 70% as in the prior year) of their bonus is based on Adjusted EBITDA and 70% (rather than 30%) of the bonus is driven by EPS. The President of Nurse Staffing’s bonus is based 70% on travel nurse staffing division Adjusted EBITDA and revenue (with 65% allocated to the former and 35% to the latter) and 30% on consolidated Adjusted EBITDA and EPS results (with 30% on the former, and 70% on the latter). The Committee decided to place more emphasis on EPS than Adjusted EBITDA in 2008 to focus the executive officers on the metric that is most closely correlated with share price, thus better aligning senior management’s incentives with shareholder returns. Second, the Committee decided to reduce the amount of bonus paid at the 90% minimum performance threshold, such that at that level the CEO, CFO and General Counsel will receive 34% (rather than 40%) of their target bonus, and the President of Nurse Staffing, 26% of his target bonus. This change was made so that there will be less reward for the threshold performance level, and correspondingly more incentive to perform at higher levels. Third, the Committee set the EPS threshold performance level to represent more growth than that required in 2007 to trigger the minimum bonus.

Equity Incentives

We grant equity awards, with various vesting parameters, to incentivize management to have a longer term perspective in supporting our growth strategy and to meet our financial objectives on a sustained basis. We believe that management’s success in executing the growth strategy and consistently meeting our financial objectives will provide longer-term returns to our shareholders.

The Committee considered a number of factors in determining awards under the Equity Plan in 2007 to the named executive officers, including the recommendation of the CEO (except with respect to her grant), the Company’s performance, information obtained from Pearl Meyer & Partners and the individual’s performance and responsibility. These factors were considered in the context of each officer’s total compensation and internal comparability. These factors were also considered in the context of our benchmark which is the 75th percentile (measured by value, as a percentage of base salary) for equity grants. We generally strive to grant at levels close to the target when performance, experience and other factors support it.

The equity awards granted in 2007, including grant size and components, were designed based on information received from Pearl Meyer & Partners and included both restricted stock units (“RSUs”) and stock appreciation rights (“SARs”). The Committee granted SARs, rather than other appreciation-based equity such as options, because SARs are less dilutive to our stockholders. The Committee elected to award RSUs rather than other full value stock awards such as restricted stock after consideration of the tax impact on employees and administrative factors. We used a mix of SARs and RSUs, payable in stock, to reduce dilution to our stockholders and to manage our compensation expense. The equity awards to our executive officers were more heavily weighted with RSUs because the Committee desired to encourage stock ownership and attention to the long term performance of the Company. We believe the nature of RSUs and the cliff vesting structure utilized by the Company and explained below supports these objectives.

Our SAR awards entitle the holder to receive, upon exercise after the end of the vesting period, shares of the Company’s common stock equal in value to the difference between the exercise price of the SAR, which is set at the date of grant, and the Fair Market Value (as defined in the Equity Plan) of the Company’s common stock on the date of exercise. The SARs vest ratably over a three-year period, with one third of the awards vesting annually. SARs, similar to stock options, focus management’s attention on our stock price and the creation of both short-term and long-term value.

The RSUs are full value awards and entitle the holder to receive, at the end of the vesting period or a later date if previously elected under the Company’s Deferred Compensation Plan, a specified number of shares of our common stock. The RSUs vest at the end of three years; however, one-third of the awards may vest on each of the first and second anniversary dates if the Adjusted EBITDA targets under the annual operating plan for that particular year are met. The accelerated performance vesting feature is intended to focus management on achieving our short-term financial objectives along with long-term stock appreciation. The accelerated vesting feature of the 2007 RSU grants, and the second-year cliff of the 2006 grants, were not triggered in 2007 because the Company did not achieve the 2007 Adjusted EBITDA target established under the Company’s annual operating plan.

The amount of and further detail regarding the terms of the RSUs and SARs granted to the named executive officers in 2007 are described in the Grants of Plan-Based Awards and Outstanding Equity Awards at Fiscal Year End tables on pages 19 and 20, respectively. Because the scope of Ms. Nowakowski’s duties as CEO are so significant and because of her leadership experience at AMN, where she has been employed for 18 years and occupied a senior management position at the time the Company went public, the value of her equity is larger than that of other named executive officers.

As of December 31, 2007, 722,297 SARs and 407,671 RSUs are outstanding under the Equity Plan, net of forfeitures. For the past three years, we have granted equity awards to our directors, officers and key employees in the following aggregate amounts: 986,750, 648,277 and 695,020 in 2005, 2006 and 2007, respectively. A total of 2,341,032 shares remain available for issuance under the Equity Plan as of December 31, 2007.

Retirement and Health Plans

We offer all of our employees, including our named executive officers, a 401(k) Savings Plan to which we contribute 50% up to the first 6% of the compensation contributed to the plan each pay period by the employee up to the statutory cap. Our matching contributions are subject to a graduated vesting schedule. We offer healthcare insurance and other welfare and employee benefit programs to our named executive officers which are generally the same as those programs provided to all eligible employees. We offer these plans to support our objective of attracting and retaining strong management. We analyze the competitiveness of our welfare and employee benefit programs on an annual basis based on national and regional data. Specifically, in establishing our health plans for 2007, we analyzed data from the 2005 Mercer national survey of employer-sponsored health plans by industry, region and company size. With respect to our 401(k) Plan, we review national survey data for service industries in benchmarking our vesting and matching schedules.

We adopted our 2005 Amended and Restated Executive Nonqualified Excess Plan5 (“Deferred Compensation Plan”) in order to assist members of our management, including the executive officers, to defer some compensation for tax purposes. The Deferred Compensation Plan was initially adopted because a market review determined that a deferred compensation plan was a prevalent component of executive compensation. The Deferred Compensation Plan is not intended to be tax qualified and is an unfunded plan.

Deferred Compensation Plan participants may defer up to 80% of base salary and up to 100% of bonus and RSU awards. The Company reviewed benchmarking data in establishing the deferred compensation limits. The Company makes discretionary matching contributions to the Deferred Compensation Plan of 50% up to the first 6% of the employee’s cash compensation that vest incrementally so that the employee is fully vested in the match following five years of employment with the Company. The Company match is coordinated with the Company’s

[5]

The Company adopted an Executive Nonqualified Excess Plan in January 1, 2002. To comply with newly enacted legislation, allow additional key employees to participate in the Deferred Compensation Plan and increase the amounts eligible for deferral, the Company adopted the 2005 Amended and Restated Executive Nonqualified Excess Plan. All deferred compensation contributions after January 1, 2005 are made to the 2005 Amended and Restated Executive Nonqualified Excess Plan.

match to the 401(k) Plan such that each plan participant receives an aggregate total match of 50% of the first 6% of the participant’s cash compensation contributed under the two plans. Plan participants choose from a menu of deemed investment options.

Employment and Severance Agreements

We have entered into an employment agreement with our Chief Executive Officer and have entered into severance agreements with each of our other named executive officers. The terms of these agreements are described in “Termination of Employment and Change in Control Arrangements” on pages 22-27. In February 2008, we approved amendments to these agreements, which change the way we calculate the bonus component of the severance payments, and enhance the payments in the event of a termination without cause after a change in control. We entered into these agreements and amendments in support of our objectives regarding attraction and retention of strong management. In determining the appropriate severance levels, we considered survey data, external advice and the Committee members’ experience. We also considered these factors in providing the tax gross-up provision in Ms. Nowakowski’s employment agreement. We believe these agreements will help the Company to retain executive leadership, particularly in the event of a possible change in control.

Perquisites

The Company generally does not provide its named executive officers with perquisites. In 2007, Mr. Henderson was hired and relocated to the Company’s headquarters. Pursuant to his employment offer, he received reimbursement for relocation expenses as described in the Summary Compensation Table under “All Other Compensation”.

Compensation and Stock Plan Committee Report

The Compensation and Stock Plan Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on this review and discussion, has recommended that it be included in the Company’s Annual Report on Form 10-K and Proxy Statement.

Compensation and Stock Plan Committee Members

R. Jeffrey Harris

Andrew Stern

Douglas Wheat

Executive Compensation Disclosure

Summary Compensation Table

The following table shows, for the two fiscal years ending December 31, 2006 and December 31, 2007, the compensation earned or accrued by our named executive officers:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary($)	Bonus($)		Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation($)		All Other Compensation($)	Total($)
Susan R. Nowakowski PEO[6], President and Chief Executive Officer	2007 2006	675,000 550,000	—		614,435 239,083	898,872 906,652	269,156 605,000		37,954 28,731	2,495,417 2,329,466

David C. Dreyer PFO[7], Chief Financial Officer, Chief Accounting Officer & Treasurer	2007 2006	390,000 348,000	—		224,432 79,284	451,106 397,970	141,375 313,200		11,585 35,003	1,218,498 1,173,457

Ralph Henderson President, Nursing Division	2007	114,423	75,000	[8]	38,644	12,656	175,000	[9]	20,783	436,506

Denise L. Jackson Senior Vice President, General Counsel & Secretary	2007 2006	310,000 260,000	—		134,053 49,286	275,849 275,060	112,375 208,000		11,741 10,302	844,018 802,648

[6]	“PEO” refers to the Company’s principal executive officer. Ms. Nowakowski has served as the Company’s Chief Executive Officer since May 4, 2005 and President since May 2003.

[7]

“PFO” refers to the Company’s principal financial officer. Mr. Dreyer has served as the Company’s Chief Financial Officer and Chief Accounting Officer since September 2004, and as the Company’s Treasurer since April 12, 2006.

[8]	This amount represents a sign-on bonus Mr. Henderson received, pursuant to joining the Company in September 2007.

[9]

In 2007, Mr. Henderson’s first year with the Company, his performance bonus was guaranteed at a minimum of 50% of base salary, with a potential to earn more, as described on page 11. The Company did not achieve its targets, so Mr. Henderson earned the guaranteed bonus of 50% of his base salary.

“Salary” is comprised of the cash salary paid to the named executive officers during 2007. The Committee reviewed and set annual salary levels for the Company’s named executive officers at the end of 2006, effective January 1, 2007. These salary amounts include deferred compensation for Ms. Nowakowski, Mr. Dreyer and Ms. Jackson in the amounts of $160,332, $56,562, and $9,897 respectively and 401(k) contributions for Ms. Jackson in the amount of $15,500.

“Stock Awards” reflect the portion of RSUs granted to the executive officers in April 2006 and 2007 and recognized by the Company as a compensation expense in fiscal years 2007 and 2006, respectively, in accordance with the provisions of revised Statement of Financial Accounting Standards (“SFAS”) No. 123, (“FAS 123R”) Share-Based Payment, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.

“Option Awards” represent the portion of options and SARs granted from 2002 to 2007 and recognized by the Company as a compensation expense in fiscal years 2007 and 2006, respectively, in accordance with FAS 123R, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The amounts expensed in fiscal year 2007 for Ms. Nowakowski’s option and SAR awards are comprised of $54,395 for options granted in 2003, $304,478 for options granted in 2004, $348,883 for options granted in 2005, $115,622 for SARs granted in 2006 and $75,494 for SARs granted in 2007. The amounts expensed in fiscal year 2007 for Mr. Dreyer’s option and SAR awards are comprised of $143,642 for options granted in 2004, $218,052 for options granted in 2005, $50,154 for SARs granted in 2006 and $39,258 for SARs granted in 2007. The amounts expensed in fiscal year 2007 for Mr. Henderson’s SAR awards are comprised of $12,656 for SARs granted in 2007. The amounts expensed in fiscal year 2007 for Ms. Jackson’s option and SAR awards are comprised of $13,599 for options granted in 2003, $95,149 for options granted in 2004, $113,387 for options granted in 2005, $31,177 for SARs granted in 2006 and $22,537 for SARs granted in 2007. See the footnotes to the Company’s Consolidated Financial Statement reported in the Company’s Form 10-K for fiscal year ended December 31, 2007 for details as to the assumptions used to determine the fair value of the option awards granted during fiscal year 2007.

“Non-Equity Incentive Plan Compensation” is comprised of cash awards made to the named executive officers pursuant to the Company’s Bonus Plan. The Bonus Plan goals for the 2007 performance period (the 2007 calendar year) for the named executive officers were a matrix of EPS and Adjusted EBITDA goals. The Company did not perform at the target level, and based on the EPS and Adjusted EBITDA performance goals approved by the Committee for 2007, the named executive officers earned bonuses ranging from 36% to 40% of base salary as follows: Ms. Nowakowski, 40%; Mr. Dreyer and Ms. Jackson, 36%.

“All Other Compensation” consists of compensation received from employer matching contributions to the Company’s Executive Non-Qualified Excess Plan, the Company’s 401(k) Plan, and life insurance premiums paid by the Company for each named executive officer. Additionally, relocation-related costs for Mr. Henderson totaling $20,709 are included.

Grants of Plan-Based Awards

The following table contains information concerning grants of plan-based awards to the named executive officers under our cash and equity plans during the year ended December 31, 2007:

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: # Of Shares Of Stock Or Units (i)	All Other Option Awards: # Of Securities Underlying Options (j)	Exercise Or Base Price Of Option Awards ($/SH) (k)	Grant Date Fair Value of Stock and Options Awards($)
Name (a)	Grant Date (b)	Thresh- old($) (c)	Target($) (d)	Maxi- mum($) (e)	Thresh- old($) (f)	Target($) (g)	Maxi- mum($) (h)
Susan R. Nowakowski	04/18/07							48,291	41,530	24.95	1,525,472
David C. Dreyer	04/18/07							19,531	21,596	24.95	654,020
Ralph Henderson	09/04/07							19,910	22,014	17.86	472,047
Denise L. Jackson	04/18/07							11,212	12,398	24.95	375,452

Equity Incentive Plan Awards:

“All Other Stock Awards” reflect the number of RSUs granted by the Company during 2007 to each named executive officer pursuant to the Equity Plan. The RSUs vest at the end of 2010, provided, however, pursuant to the terms of the grant agreement, 33% of the RSUs would have vested on an accelerated basis in 2008 had the Company achieved a specified Adjusted EBITDA target for fiscal year 2007, and an additional 34% in 2009 should the Company achieve or exceed specified Adjusted EBITDA target for fiscal year 2008. The Company did not reach its 2007 Adjusted EBITDA target; therefore the accelerated vesting scheduled for the RSUs will not be triggered for 2007 performance; nor can it come into play for 2008 performance. The settlement date of the RSUs is the vesting date unless the grantee otherwise elects a later date under the terms of the Deferred Compensation Plan.

“All Other Option Awards” reflects the number of shares underlying SARs granted by the Company during 2007 pursuant to the Equity Plan, to be settled in stock, to each named executive officer in the amounts reflected in the table. The SARs vest over three years on the anniversary date of the grant in increments of 33%, 34% and 33%, respectively, and have a term of ten years unless earlier terminated in accordance with the Plan or the applicable SAR agreement.

The fair value as of the grant date for each equity award granted on April 18, 2007 is comprised of the SARs valued at $7.72 using the Black-Scholes pricing model and $24.95 for the RSUs which represents the fair market value as defined under the Equity Plan on the grant date. The fair value as of the grant date for each equity award granted on September 4, 2007 is comprised of the SARs valued at $5.29 using the Black-Scholes pricing model and $17.86 for the RSUs which represents the fair market value as defined under the Equity Plan on the grant date.

Outstanding Equity Awards at Fiscal Year End

The following table represents equity interests held by the named executive officers as of December 31, 2007. The equity awards represented in the table are comprised of stock options, RSUs and SARs.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE(#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE(#)	OPTION EXERCISE PRICE($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED($)
Susan R. Nowakowski	60,000 39,405 120,000 85,000 14,272 —	— — 40,000 100,000 28,978 41,530	22.98 9.68 14.94 14.86 18.03 24.95	01/17/2012 05/08/2013 05/18/2014 05/04/2015 04/12/2016 04/18/2017	85,141	1,461,871

David C. Dreyer	75,000 62,500 6,191 —	25,000 62,550 6,378 21,596	11.83 14.86 18.03 24.95	09/20/2014 05/04/2015 04/12/2016 04/18/2017	31,752	545,182

Ralph Henderson	—	22,014	17.86	09/04/2017	19,910	341,855

Denise L. Jackson	11,000 7,500 15,000 32,500 3,848 —	— — 12,500 32,500 7,814 12,398	22.98 9.68 14.94 14.86 18.03 24.95	01/17/2012 05/08/2013 05/18/2014 05/04/2015 04/12/2016 04/18/2017	18,809	322,951

Option Awards:

“Option Awards” are comprised of stock options and SARs. The SARs were granted in 2006 and 2007 and the stock options were granted prior to 2006. The column, “Number of Securities Underlying Unexercised Options Exercisable”, represents the number of fully exercisable stock options and SARs which have been granted to the named executive officers, but have not been exercised. The column, “Number of Securities Underlying Unexercised Options Unexercisable”, represents the number of stock options and SARs which have been granted to the named executive officers, but have not yet vested and are therefore unexercisable. The column, “Option Exercise Price”, represents the price which the named executive officer must pay per equity unit to exercise the stock options or SARs. The column, “Option Expiration Date”, reflects the expiration date for the exercise of the stock options or SARs and is set ten years after the applicable grant date.

Stock Awards:

“Stock Awards” consist of RSUs granted pursuant to the Equity Plan in 2006 and 2007. The column, “Number of Shares or Units of Stock That Have Not Vested”, represents the number of RSUs which have not yet vested. The column, “Market Value of Shares or Units of Stock That Have Not Vested”, represents the number of RSUs that have not vested multiplied by the market value of our common stock as of December 31, 2007.

Options Exercises and Stock Vested

The following table shows information regarding exercises of option awards to purchase our common stock and vesting of stock awards held by our named executive officers as of December 31, 2007.

OPTIONS EXERCISES AND STOCK VESTED

NAME	OPTION AWARDS		STOCK AWARDS
	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized On Vesting($)
Susan R. Nowakowski	105,000	1,669,542	18,150	410,553[11]	[11]
David C. Dreyer	—	—	6,018	136,127
Ralph Henderson	—	—	—	—
Denise L. Jackson	—	—	3,741	84,621

Option Awards:

The “Number of Shares Acquired on Exercise” reflects the number of shares of our common stock that were acquired during 2007 by the named executive officers upon exercise of stock options previously granted to them. The “Value Realized on Exercise” reflects the aggregate market price of our common stock on the date of exercise less the option exercise price.

Stock Awards:

The “Number of Shares Acquired on Vesting” reflects the number of shares of our common stock that were acquired during 2007 by the named executive officers upon vesting of RSUs granted in 2006, 33% of which were subject to accelerated vesting in 2007, due to the Company achieving its 2006 Adjusted EBITDA target. The “Value Realized on Vesting” reflects the aggregate market price of the stock on the date of vesting.

Nonqualified Deferred Compensation

We maintain the 2005 Amended and Restated Executive Nonqualified Excess Plan which provides our executives with the opportunity to defer up to 80% of their base salary and 100% of their bonus. The executives are also permitted to defer the settlement date of their RSUs. We make discretionary matching contributions to the plan of 50% up to the first 6% of the executive’s cash compensation that vest incrementally so that the executive is fully vested in the match following five years of employment. All deferrals under the plan (other than deferrals of restricted stock units) are credited with earnings or losses based upon the executive’s selection of thirteen measurement funds which are all publicly traded mutual funds. Executives may change their selection of measurement funds on a daily basis. The thirteen measurement funds are: AllianceBernstein VPS International Value Portfolio, Oppenheimer VA Global Securities, Vanguard VIF Small Company Growth Portfolio, Royce Capital Small Cap Portfolio, Van Kampen UIF Mid Cap Growth Portfolio, Goldman Sachs VIT Mid Cap Value, Oppenheimer VA Capital Appreciation, Dreyfus Stock Index, T. Rowe Price Equity Income Portfolio, LASSO® Long and Short Strategic Opportunities®, PIMCO VIT Total Return (Intermediate), PIMCO VIT Real Return (Inflation Linked), Nationwide NVIT Money Market.

Benefits under the plan are payable in a lump sum or in annual installments for a period of up to ten years beginning six months after the executive’s termination. Executives may also select at the time of deferral to be paid upon a change of control or a fixed distribution date which must be at least two years after the date of

[11]	Ms. Nowakowski deferred receipt of these 18,150 shares until June 1, 2011, pursuant to the Company’s nonqualified deferred compensation plan.

deferral. Payments under the plan are also payable if the executive experiences an unforeseen financial emergency. Any deferrals of RSUs are settled in shares upon a fixed date selected by the executives or upon a separation or change in control.

The following table reflects contributions made by the named executive officers and the Company pursuant to the 2005 Amended and Restated Executive Nonqualified Excess Plan and aggregate earnings, withdrawals and balance information.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last FY($)		Registrant Contributions in Last FY($)	Aggregate Earnings in Last FY($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Susan R. Nowakowski	570,885	[12]	37,534	59,474	—	1,187,636	[13]
David C. Dreyer	56,562		11,257	7,992	—	189,588
Ralph Henderson	—		—	—	—	—
Denise L. Jackson	9,897		3,668	7,959	—	175,752

The executive contributions are included in the “Salary” column of the Summary Compensation Table. These salary amounts include deferred compensation for Ms. Nowakowski, Mr. Dreyer and Ms. Jackson in the amounts of $160,332, $56,562, and $9,897 respectively. The Company’s matching contributions are reported in the “All Other Compensation” column of the Summary Compensation Table and include contributions for Ms. Nowakowski, Mr. Dreyer and Ms. Jackson in the amounts of $37,534, $11,257, and $3,668, respectively. The “Aggregate Balance at Last FYE” includes the Company’s matching contributions in 2006, which were reported in the Summary Compensation Table in Company’s Proxy Statement filed in 2007, and were for Ms. Nowakowski, Mr. Dreyer and Ms. Jackson, $28,281, $16,772, and $2,590 respectively.

Termination of Employment and Change in Control Arrangements

Ms. Nowakowski’s Employment Agreement:

The Company is party to an employment agreement with Ms. Nowakowski dated May 4, 2005, and amended February 6, 2008, which provides that she will serve as the Company’s President and Chief Executive Officer. She will receive a base salary increased annually at the discretion of the Committee, an annual bonus opportunity subject to meeting certain performance based criteria, and be eligible to participate in the Company’s equity plans, employee benefit plans and other benefits programs provided in the same manner and to the same extent as to the Company’s other senior management. The term of Ms. Nowakowski’s employment agreement is through May 4, 2009, or until the Company terminates her employment or she resigns, if earlier. If not terminated prior to May 4, 2009, the agreement will automatically renew for additional one-year periods unless either party gives 120 days’ prior written notice of its intent not to renew.

[12]	This amount includes $410,553, the value of 18,150 deferred RSUs, on the 2007 date of vesting, as reported in the Options Exercises and Stock Vested table above, and were deferred by Ms. Nowakowski.

[13]	This amount includes the value of the deferred 18,150 RSUs, as of December 31, 2007.

Ms. Nowakowski’s employment agreement provides that she will receive severance benefits under four circumstances: (1) in the event of her disability or death; (2) if the Company terminates her employment for any reason other than “cause”14; (3) if she terminates her employment for “good reason”15 or (4) in the event of a “change of control.” Prior to the February 2008 amendment, in the event of her death or disability, the estimated benefits which Ms. Nowakowski or her estate, as applicable, would be entitled to total $1,645,324 (disability) or $1,638,380 (death), assuming the triggering event took place on December 31, 2007. This amount is comprised of an immediate lump sum severance payment of two years of base salary totaling $1,350,000; an amount equal to her bonus, which is calculated based on the actual performance of the Company in the year of termination, $269,156; and twenty-four months of continued medical, life, dental and disability insurance benefits at an estimated cost of $26,168 (disability) or $19,224 (death). In the event of her termination by the Company without cause, or if she resigns for good reason, the estimated severance benefits Ms. Nowakowski would be entitled to total $2,118,668 based upon severance equal to two times the sum of her base salary totaling $1,350,000, two times her bonus totaling $742,500 (with bonus being determined at 100% of target, for the year of such termination), payable over the two years following such termination, and $26,168 as benefits for her and her dependents. If, within one year following a “change of control”, Ms. Nowakowski is terminated without cause by the Company, or resigns for good reason, she would be entitled to the same estimated severance benefits above totaling approximately $2,118,668 in a lump sum severance payable as soon as reasonably practicable following such termination. In addition, any unvested shares of RSUs, unvested options or other equity-based compensation awards held by Ms. Nowakowski automatically shall become 100% vested upon any “change in control” (as defined in Ms. Nowakowski’s Stock Option Agreements and the Equity Plan), resulting in additional payment of $2,093,706, for a total payout of $4,212,374.

[14]

“Cause” is defined in Ms. Nowakowski’s agreement as a termination of employment by the Company due to the employee’s (i) commission of an act of fraud or embezzlement against the Company or any of its subsidiaries or conviction in a court of law, or guilty plea or no contest plea, of any charge involving an act of fraud or embezzlement; (ii) conviction in a court of law, or guilty plea or no contest plea, to a felony charge; (iii) willful misconduct as an employee of the Company or any of its subsidiaries which is reasonably likely to result in injury or financial loss to the Company or its subsidiaries; (iv) willful failure to render services to the Company or any of its subsidiaries in accordance with employment, which amounts to a material neglect of duties to the Company and does not result from physical illness, injury or incapacity, and which failure is not cured promptly after adequate notice; or (v) a material breach of certain covenants of the agreement, if not cured within 30 days after written notice.

[15]

“Good Reason” is defined in the agreement as (i) a material breach by the Company of the employment agreement with the exception of certain provisions thereto or of the Non-Qualified Stock Option not cured within 30 days after the Board’s receipt of written notice of such non-compliance; (ii) the assignment to Ms. Nowakowski without her consent by the Company of duties materially and adversely inconsistent with the her position, duties or responsibilities, or a change in her title or office, or any removal of her from any of such positions, titles or offices, or any failure to elect or reelect her as a member of the Board or any removal of her as such a member, subject to certain exceptions; or (iii) the relocation of the Company’s headquarters from San Diego, California of more than 50 miles without the approval of the Executive.

Under some circumstances, amounts payable under Ms. Nowakowski’s employment agreement are subject to a full “gross-up” payment to make Ms. Nowakowski whole in the event that she is deemed to have received “excess parachute payments” under Section 4999 of the Internal Revenue Code. In addition, payment of Ms. Nowakowski’s severance benefit may be delayed six months following her termination, if necessary to comply with the requirements of Section 409A of the Internal Revenue Code. The agreement requires the parties to enter into a release. Ms. Nowakowski’s employment agreement also contains a confidentiality agreement and a covenant not to solicit the Company’s employees during its term and for a period of two years thereafter.

Ms. Nowakowski’s employment agreement was amended in February 2008 to calculate the bonus component of her severance payment based on the average of her bonuses for the three most recent fiscal years (“average bonus”), rather than the termination year’s target bonus as used in the original agreement, and to increase her payment in the event of a “change in control”16 from two years of salary and twice the target bonus to three years of salary and three times her average bonus. The severance amounts stated above do not reflect such amendment as such severance amounts were calculated on the basis of a termination of employment on December 31, 2007. If we were to take the February 2008 amendment into consideration in calculating the severance payments, Ms. Nowakowski’s severance would increase by $153,768 in the case of death or disability and increase by $103,347 in the event of termination without cause. The table immediately below shows the effect of the new amendment in the event of a change of control.

[16]

“Change in control” is defined in the amendment as occurring upon: (1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a majority of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; (2) the dissolution or liquidation of the Company; (3) the sale of all or substantially all of the business or assets of the Company; or (4) the consummation of a merger, consolidation or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), if immediately following such Business Combination: (x) a Person is or becomes the beneficial owner, directly or indirectly, of a majority of the combined voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), or (y) the Company’s shareholders cease to beneficially own, directly or indirectly, in substantially the same proportion as they owned the then outstanding voting securities immediately prior to the Business Combination, a majority of the combined voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation). “Surviving Corporation” shall mean the corporation resulting from a Business Combination, and “Parent Corporation” shall mean the ultimate parent corporation that directly or indirectly has beneficial ownership of a majority of the combined voting power of the then outstanding voting securities of the Surviving Corporation entitled to vote generally in the election of directors.

The table below sets forth the benefits Ms. Nowakowski would receive, assuming a December 31, 2007 termination date.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

CHIEF EXECUTIVE OFFICER

Termination Reason	Cash Severance($)	Bonus($)	Benefits($)	Value of Accelerated Equity Awards($)[17]	Tax Gross- Ups($)	TOTAL($)
Termination of Employment by Company without Cause (2007 Agreement)	1,350,000	742,500	26,168	—	—	2,118,668
Disability (2007 Agreement)	1,350,000	269,156	26,168	—	—	1,645,324
Death (2007 Agreement)	1,350,000	269,156	19,224	—	—	1,638,380
Change in Control (2007 Agreement)	1,350,000	742,500	26,168	2,093,706	—	4,212,374
Change in Control (2008 Amendment)	2,025,000	1,268,771	26,168	2,093,706	—	5,413,645

Executive Officer Severance Agreements:

The Company is a party to executive severance agreements with Mr. Dreyer and Ms. Jackson, dated May 4, 2005, as amended on March 8, 2006 and with Mr. Henderson dated September 4, 2007, all of which were amended February 6, 2008. The severance agreements prior to the February 2008 amendments provided that these individuals will receive severance benefits if the Company terminates their employment without “cause,”14 or relocates their position to a locale beyond a 50 mile radius of the Company’s current corporate headquarters in San Diego, California (in either case, an involuntary termination). In the event of an involuntary termination, benefits include cash payment equal to the executive’s annual salary, payment of a prorated portion of the performance period target bonus and reimbursement for the COBRA health coverage for the executive’s health insurance for that twelve-month period (or until the executive becomes eligible for comparable coverage under another employer’s health plans, if earlier). In this situation, assuming the triggering event took place on December 31, 2007, the last day of the Company’s fiscal year, for Mr. Dreyer, severance benefits payable in the event of an involuntary termination would total approximately $625,823 which is comprised of salary of $390,000, target bonus of $195,000 and $30,823 reimbursement for COBRA coverage. Assuming the triggering event took place on December 31, 2007, the last day of the Company’s fiscal year, for Mr. Henderson, severance benefits payable in the event of a termination without “cause” would total approximately $437,695, which is comprised of salary of $350,000, target bonus (pro-rated for the period he worked for the Company in 2007) of $57,055 and $30,640 reimbursement for health insurance premiums. Assuming the triggering event took place on December 31, 2007, the last day of the Company’s fiscal year, for Ms. Jackson, severance benefits payable in the event of a termination without “cause” would total approximately $469,914 which is comprised of salary of $310,000, target bonus of $155,000 and $4,914 reimbursement for health insurance premiums. Each executive severance agreement contains a requirement that the executive execute a general release in favor of the Company as a condition to receiving the severance payments.

The severance agreements were amended in February 2008 to calculate the bonus component of severance payments based on the executive’s average bonus for the three most recent fiscal years (“average bonus”), rather than the termination year’s target bonus as used in the earlier agreement; and to enhance the severance payment in the event of an involuntary termination within one year of a “change in control” (defined as in Ms. Nowakowski’s employment agreement, see footnote 16, above), to two times the sum of the executive’s annual salary, plus the average of the bonus payments received by the executive for the three most recent fiscal years. The severance amounts stated above do not reflect such amendments as such severance amounts were calculated on the basis of a termination of employment on December 31, 2007. If we were to take the February 2008 amendments into consideration, the severance payments to Mr. Dreyer, Mr. Henderson and Ms. Jackson in

[17]	For purposes of determining the value of equity, we used $17.17, the closing price of our stock on December 31, 2007. This column does not reflect awards that are already vested.

the event of a termination without cause or involuntary termination after a change in control will increase, as shown in each officer’s table below.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

OTHER EXECUTIVE OFFICERS

David C. Dreyer

Termination Reason	Cash Severance($)	Bonus($)	Benefits($)		Value of Accelerated Equity Awards($)	Tax Gross-Ups($)	TOTAL($)
Termination of Employment by Company without Cause (including relocation) (2007 Severance Agreement)	390,000	195,000	30,823	[18]	—	N/A	615,823
Termination of Employment by Company without Cause (including relocation) (2008 Severance Agreement)	390,000	227,792	21,762		—	—	639,554
Termination of Employment by Company without Cause upon a Change in Control (2007 Severance Agreement)	390,000	195,000	30,823		823,057	N/A	1,438,880
Termination of Employment By Company within one year of a Change in Control (2008 Severance Agreement)	780,000	227,792	21,762		823,057	—	1,852,611

Ralph Henderson

Termination Reason	Cash Severance($)	Bonus($)	Benefits($)		Value of Accelerated Equity Awards($)	Tax Gross-Ups($)	TOTAL($)
Termination of Employment by Company without Cause (including relocation) (2007 Severance Agreement)	350,000	57,055	30,640	[19]	—	N/A	437,695
Termination of Employment by Company without Cause (including relocation) (2008 Severance Agreement)	350,000	175,000	21,640		—	—	546,640
Termination of Employment by Company without Cause upon Change in Control (2007 Severance Agreement)	350,000	57,055	30,640		341,855	N/A	779,550
Termination of Employment by Company without Cause upon Change in Control (2008 Severance Agreement)	700,000	175,000	21,640		341,855	—	1,238,495

[18]

The amended agreements also adjust down the health insurance benefit in the event of severance, such that the executives are responsible for their own premiums. Under the 2008 severance agreement, this amount is reduced to $21,762 for Mr. Dreyer.

[19]	Under the 2008 severance agreement, this amount is reduced to $21,640 for Mr. Henderson.

Denise L. Jackson

Termination Reason	Cash Severance($)	Bonus($)	Benefits($)		Value of Accelerated Equity Awards($)	Tax Gross-Ups($)	TOTAL($)
Termination of Employment by Company without Cause (including relocation) (2007 Severance Agreement)	310,000	155,000	4,914	[20]	—	N/A	469,914
Termination of Employment by Company without Cause (including relocation) (2008 Severance Agreement)	310,000	156,818	3,923		—	—	470,741
Termination of Employment by Company without Cause upon Change in Control (2007 Severance Agreement)	310,000	155,000	4,914		425,901	N/A	895,815
Termination of Employment by Company without Cause upon Change in Control (2008 Severance Agreement)	620,000	156,818	3,923		425,901	—	1,206,642

Equity Agreements

Pursuant to the terms of the equity award agreements with the Company’s executive officers, upon a change in control of the Company, all unvested equity awards become vested and exercisable.21 We have included the value of accelerated vesting of our equity awards in the tables on page 26-27. For this purpose, we used $17.17, the closing price of our stock on December 31, 2007.

[20]	Under the 2008 severance agreement, this amount is reduced to $3,923 for Ms. Jackson.

[21]

A change in control under the Company’s Equity Plan is the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in Section 1.409A-3(g) of the proposed regulations promulgated under Section 409A by the Department of the Treasury on September 29, 2005 or any subsequent guidance). A change of control under the Company’s Stock Option Plan is deemed to occur upon: (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of a majority of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, or the acquisition by a Person other than an Excluded Person of at least thirty percent (30%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, if at such time the Excluded Persons in the aggregate own a lesser percentage of such securities than the Person making such acquisition of such securities; (ii) the dissolution or liquidation of the Company; (iii) the sale of all or substantially all of the business or assets of the Company; or (iv) the consummation of a merger, consolidation or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), if immediately following such Business Combination: (x) a Person is or becomes the beneficial owner, directly or indirectly, of a majority of the combined voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), or (y) the Company’s shareholders cease to beneficially own, directly or indirectly, in substantially the same proportion as they owned the then outstanding voting securities immediately prior to the Business Combination, a majority of the combined voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation). “Surviving Corporation” shall mean the corporation resulting from a Business Combination, and “Parent Corporation” shall mean the ultimate parent corporation that directly or indirectly has beneficial ownership of a majority of the combined voting power of the then outstanding voting securities of the Surviving Corporation entitled to vote generally in the election of directors.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards[22] ($)	Option Awards[23] ($)	Non-Equity Incentive Plan Compensation	Changes in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Steven C. Francis	50,000	57,182	762,910	—	—	—	870,092
R. Jeffrey Harris[24]	56,667	57,182	21,799	—	—	—	135,648
William F. Miller III	55,000	23,797	69,314	—	—	—	148,111
Andrew M. Stern[25]	60,000	23,797	69,314	—	—	—	153,111
Paul E. Weaver	60,000	43,652	20,135	—	—	—	123,787
Douglas D. Wheat	50,000	57,182	21,799	—	—	—	128,981
Kenneth F. Yontz[26]	20,000	—	57,559	—	—	—	77,559

The Company pays non-employee directors an annual retainer of $50,000. The Chairman of the Audit Committee receives an additional annual retainer of $15,000, and the Chairman of the Corporate Governance Committee and the Chairman of the Compensation and Stock Plan Committee each receive an additional annual retainer of $10,000. All retainers are paid in several installments. Directors are also reimbursed for out-of-pocket expenses incurred in connection with their service. The Company does not have a program of automatic annual equity grants, but historically has granted equity awards in the form of stock options, RSUs or SARs to non-employee directors upon appointment or election to the Company’s Board of Directors, and periodically thereafter during the director’s term. Although discretionary, the Company anticipates that it will continue to grant equity awards to non-employee directors in accordance with historical practices and equity value levels. Non-employee directors are not eligible to participate in the Company’s Bonus Plan or the Deferred Compensation Plan.

When setting cash and equity compensation levels of directors for 2007, the Committee referenced survey data compiled from a number of sources, including information derived from an independent compensation consultant engaged by the Committee in 2005. The Company established a peer group from the healthcare services and business services industries. The director equity awards, although made on different dates since 2004 and through a variety of equity award vehicles, are intended to be at equivalent dollar values for each director.

[22]

The Stock Awards column reflects the compensation expense recorded by the Company in 2007 in accordance with FAS 123R with respect to the equity awards granted in 2006 and 2007. No stock awards were made prior to 2006. As of December 31, 2007, Mr. Francis had 7,770 RSUs outstanding. The full value of the 2007 grant, as of the date of the grant is $100,998. Mr. Wheat had 9,603 RSUs outstanding; the 2007 RSU grant’s full value as of the grant date is $100,998. Mr. Harris had 9,603 RSUs outstanding; the 2007 RSU grant’s full value as of the grant date is $100,998. Mr. Weaver had 6,825 RSUs outstanding; the 2007 RSU grant full value as of the grant date is $100,998. Mr. Miller had 4,048 RSUs outstanding; the 2007 grant value as of the grant date is $100,998. Mr. Stern had 4,048 RSUs outstanding; the 2007 RSU grant full value as of the grant date is $100,998.

[23]

The Options Awards column reflects the compensation expense recorded by the Company in 2007 in accordance with FAS 123R with respect to stock options and SARs. See the footnotes to the Company’s Consolidated Financial Statements reported in the Company’s Form 10-K for fiscal year ended December 31, 2007 for details as to the assumptions used to determine the fair value of the option awards during the fiscal year 2007. Prior to 2006, directors were awarded stock options to purchase shares of the Company’s common stock. In 2006, directors were granted SARs rather than options. As of December 31, 2007, Mr. Francis had 400,000 stock options and 7,927 SARs outstanding. The full value of the SARs granted in 2007 as of the date of the grants is $16,644. Mr. Wheat had 20,000 options and 7,927 SARs outstanding. The 2007 SARs’ full value as of the date of the grant is $16,644. Mr. Harris had 10,000 stock options and 7,927 SARs outstanding. The 2007 SARs’ full value of Mr. Harris as of the date of the grant is $16,644. Messrs. Miller and Stern each had 75,000 stock options and 3,482 SARs outstanding. The 2007 SARs’ full value as of the date of the grant is $16,644. Mr. Weaver had 5,704 SARs outstanding. The full value of the 2007 SARs as of the date of the grants is $16,644.

[24]	Mr. Harris received $50,000 as an annual retainer for serving as a Director in 2007 and $6,667 as a pro-rated retainer for serving as Chairman of the Compensation and Stock Plan Committee.

[25]	Mr. Stern is Chairman of the Company’s Corporate Governance Committee.

[26]	Mr. Yontz was a Director and the Chairman of the Company’s Compensation and Stock Plan Committee until April 18, 2007, at which time he did not stand for reelection.

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the Company’s financial reporting process, including establishing and maintaining disclosure controls and procedures, establishing and maintaining internal control over financial reporting, evaluating the effectiveness of disclosure controls and procedures, evaluating and expressing an opinion on the effectiveness of internal control and the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America.

KPMG is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor, evaluate and oversee these processes. The Audit Committee members are not employees of the Company, and are not professional accountants or auditors. The Audit Committee’s primary purpose is to assist the Board of Directors to fulfill its oversight responsibilities by reviewing the financial information provided to stockholders and others, the systems of internal controls which management has established to preserve the Company’s assets and the audit process. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. In giving the Audit Committee’s recommendation to the Board, they have relied on management’s representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accounting firm included in their report on the Company’s consolidated financial statements.

The Audit Committee is responsible for the appointment, subject to stockholder ratification, of the Company’s independent registered public accounting firm. The members of the Audit Committee are independent as defined by Section 303A of the New York Stock Exchange Listed Company Manual.

In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm management’s report on the effectiveness of the Company’s internal control over financial reporting as well as KPMG’s report related to its audit of (i) the consolidated financial statements; and (ii) the effectiveness of internal control over financial reporting. The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 114 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with KPMG the firm’s independence from the Company and its management. The Audit Committee also considered whether KPMG’s provision of non-audit services to the Company is compatible with KPMG’s independence. KPMG advised the Audit Committee that KPMG was and continues to be independent accountants with respect to the Company.

The Audit Committee discussed with KPMG the overall scope and plans for their audits. The Audit Committee has met with KPMG, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based upon the Audit Committee’s discussions with management, the Audit Committee’s review of the representations of management and the report of KPMG to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC.

Audit Committee Members

Paul E. Weaver

R. Jeffrey Harris

William F. Miller III

PROPOSAL 2:

APPROVAL OF THE COMPANY’S SENIOR MANAGEMENT

INCENTIVE BONUS PLAN, AS AMENDED AND RESTATED

On March 14, 2003 the Board of Directors proposed and recommended that stockholders approve the Senior Management Incentive Bonus Plan (the “Bonus Plan”) so that bonuses paid under the Bonus Plan constitute performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Bonus Plan was approved by the Company’s stockholders on May 8, 2003.

As required by tax laws, we are required to seek stockholder approval of the Bonus Plan every five years. Accordingly, the Board of Directors proposes that stockholders re-approve the Bonus Plan. In connection with such stockholder approval, the Board of Directors voted to amend and restate the Bonus Plan on December 14, 2007 to add revenues as a performance goal and to make a number of housekeeping changes.

Summary of the Bonus Plan

The following description of the Bonus Plan is only a summary of certain provisions thereof and is qualified in its entirety by reference to its full text, a copy of which attached as Appendix 1 to this Proxy Statement.

Purpose

Section 162(m) of the Code generally does not allow publicly held companies to obtain tax deductions for compensation of more than $1,000,000 paid in any year to their chief executive officer, or any of three most highly compensated executive officers, other than the chief financial officer (“Named Executive Officers”), unless such payments are “performance-based” in accordance with conditions specified under Section 162(m) of the Code and the Treasury Regulations promulgated thereunder (the “Section 162(m) Limitations”). One of those conditions requires the Company to obtain stockholder approval of the material terms of the performance goals set by a committee of outside directors. Stockholder approval must be obtained initially and every five years thereafter. The Bonus Plan is intended to satisfy the Section 162(m) Limitations.

The purpose of the Bonus Plan is to establish a program of incentive compensation for Named Executive Officers and other key employees of the Company and its subsidiaries that is directly related to the performance results of the Company and such individuals. If the applicable performance goals are satisfied, this proposal would enable the Company to pay performance-based compensation to Named Executive Officers of the Company and to obtain tax deductions for such payments, without regard to the limitations of Section 162(m) of the Code.

Administration

The Bonus Plan is administered by a committee that is selected by the Board and is composed of two or more members of the Board, each of whom is required to be an “outside director” (within the meaning of Section 162(m) of the Code). The Board has designated the Compensation Committee of the Board to act as the committee. The Compensation Committee has all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Bonus Plan, including authority to determine eligibility for participation, establish the maximum award which may be earned by each Participant (which may be expressed in terms of dollar amount, percentage of salary or any other measurement), establish goals for each participant, calculate and determine each participant’s level of attainment of such goals, and calculate the Bonus Award for each participant based upon such level of attainment. Except as otherwise specifically limited in the Bonus Plan, the Compensation Committee has full power and authority to construe, interpret, and administer the Bonus Plan.

Eligibility

Any officer or other key employee of the Company and its subsidiaries selected by the Compensation Committee, in its sole discretion, shall be eligible to participate in the Bonus Plan. As of December 31, 2007, there were approximately 10 employees of the Company who could, if selected by the Compensation Committee, participate in the Bonus Plan.

Bonus Awards and Performance Goals

The Bonus Plan provides that the Compensation Committee shall designate for each “Performance Period” (which is the period during which performance is measured to determine the level of attainment of an award) which participants will be eligible for awards. The Performance Period is the fiscal year of the Company, which is currently the calendar year.

The Compensation Committee will establish for each Performance Period a maximum award (and, if the Compensation Committee so determines, a target and/or threshold award) and goals relating to the Company, subsidiary, divisional, departmental and/or functional performance for each participant (the “Performance Goals”) and communicate such Performance Goals to each participant prior to or during the applicable Performance Period. Participants will earn Bonus Awards based upon the level of attainment of the applicable Performance Goals during the applicable Performance Period, as and to the extent established by the Compensation Committee.

The Performance Goals will be based on attainment of specific levels of performance of the Company (or of a subsidiary, division, department or function thereof) with reference to one or more of the following criteria: (i) market value; (ii) book value; (iii) earnings per share; (iv) market share; (v) operating profit; (vi) net income; (vii) cash flow; (viii) return on capital; (ix) return on assets; (x) return on equity; (xi) margins; (xii) stockholder return; (xiii) sales or product volume growth; (xiv) productivity improvement; (xv) costs or expenses; (xvi) net debt reduction; (xvii) earnings before interest, taxes, depreciation and amortization; (xviii) unit volume; (xix) net sales; (xx) balance sheet measurements; (xxi) selling, general and administrative expense ratio; (xxii) revenues; or (xxiii) any other objective value-based performance measure.

As soon as practicable following the end of the applicable Performance Period, the Compensation Committee will certify the attainment of the Performance Goals and will calculate the Bonus Award, if any, payable to each participant. Bonus Awards will be paid in a lump sum cash payment, as soon as practicable following the determination of the amount thereof by the Compensation Committee., but not later than March 15. The Compensation Committee retains the right to reduce any Bonus Award, in its discretion. The maximum amount payable to a participant who is a Named Executive Officer in respect of a Bonus Award that is intended to qualify for the performance-based exception to Section 162(m) of the Code is $3,000,000.

Effective Date; Termination and Amendment

If approved by the stockholders of the Company, the Bonus Plan will remain in effect after April 9, 2008. The Compensation Committee may amend, suspend or terminate the Bonus Plan at any time, provided, however, that no amendment may be made without the approval of the Company’s stockholders if the effect of such amendment would be to cause outstanding or pending 162(m) Bonus Awards to cease to qualify for the performance-based compensation exception to Section 162(m) of the Code.

New Plan Benefits

Because amounts payable under the Bonus Plan are based on satisfaction of certain Performance Goals in each applicable Performance Period, it cannot be determined at this time what amounts, if any, will be received by any participants under the Bonus Plan. The amounts earned under the Bonus Plan for fiscal years 2006 and 2007 to our Named Executive Officers are set forth in the Summary Compensation Table on page 16.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMN HEALTHCARE SERVICES, INC. SENIOR MANAGEMENT INCENTIVE BONUS PLAN, AS AMENDED AND RESTATED.

Equity Compensation Plan Information at December 31, 2007

The following table sets forth information as of December 31, 2007 regarding compensation plans under which the Company’s equity securities are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding equity awards	Weighted-average exercise price of outstanding equity awards($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders(1)	3,523,510	15.06	2,341,032	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	3,523,510		2,341,032

(1)

Includes options, SARs, and RSUs. Includes amounts from the 1999 Performance Stock Option Plan and the 1999 Super-Performance Stock Option Plan adopted by the stockholders prior to the Company’s initial public offering.

(2)	2,341,032 plus any shares underlying the Stock Option Plan that are forfeited, cancelled or are terminated after December 31, 2007.

PROPOSAL 3:

RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On February 6, 2008, upon the recommendation of the Audit Committee, the Company’s Board of Directors selected KPMG to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008. The Board proposes and recommends that the stockholders ratify this selection.

Vote Required

The vote required for the ratification of the selection of KPMG is the affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote on such ratification, provided that a quorum is present at the Annual Meeting. An abstention from voting on the proposal will have the effect of a “no” vote. Broker non-votes are considered not cast and therefore will not affect the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the Record Date regarding (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) the named executive officers and (iv) all executive officers and directors as a group. Except as otherwise indicated, each person has sole voting and dispositive power with respect to such shares.

Beneficial ownership includes shares for which a person, directly or indirectly, has or shares voting or investment power, or both, and also includes options and warrants which are exercisable within 60 days following the Record Date.

Name	Number of Shares Beneficially Owned	Percent of Class
Artisan Partners Ltd Partnership(1)	3,832,840	11.33%
Invesco Ltd.(2)	3,002,573	8.88%
Fiduciary Management, Inc.(3)	2,572,480	7.60%
Perry Corp.(4)	2,519,477	7.45%
Lord, Abbett & Co. LLC(5)	2,118,381	6.26%
Steven C. Francis(6)	579,905	1.71%
Susan R. Nowakowski(7)	351,832	1.04%
William F. Miller III(8)	218,457	*
David C. Dreyer(9)	153,586	*
Andrew M. Stern(10)	81,317	*
Denise L. Jackson(11)	76,217	*
Douglas D. Wheat(12)	53,025	*
R. Jeffrey Harris(13)	25,483	*
Paul E. Weaver(14)	12,417	*
Hala Moddelmog	—	—
Ralph Henderson	—	—
All directors, director nominees and executive officers as a group	1,552,239	4.59%

*	Less than 1%.

(1)	Artisan Partners Limited Partnership’s address is 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202.

(2)	Invesco Ltd.’s address is 1360 Peachtree Street NE, Atlanta, GA 30309.

(3)	Fiduciary Management, Inc.’s address is 100 East Wisconsin Avenue, Suite 2200, Milwaukee, WI 53202.

(4)	Perry Corp’s address is 767 Fifth Avenue, New York, New York 10153.

(5)	Lord, Abbett & Co. LLC’s address is 90 Hudson Street, Jersey City, NJ 07302.

(6)

Includes 1,933 shares owned directly by Mr. Francis; and 214,422 shares owned by the Francis Family Trust dated May 24, 1996, as amended. Mr. Francis and his wife, Gayle Francis, are each Trustees of such trust. As a result, he has investment power over these shares and is therefore deemed to have beneficial ownership of these shares. Includes 2,400 shares owned as custodian and equity awards for 361,150 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(7)

Includes 300 shares owned directly by Ms. Nowakowski and equity awards for 351,532 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(8)

Includes 138,640 shares owned directly by Mr. Miller and equity awards for 79,817 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(9)

Includes 3,517 shares directly owned by Mr. Dreyer and equity awards for 150,069 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(10)

Includes 1,500 shares owned directly by Mr. Stern and equity awards for 79,817 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(11)

Includes 2,404 shares owned directly by Ms. Jackson and equity awards for 73,813 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(12)

Includes 20,042 shares owned directly by Mr. Wheat and equity awards for 32,983 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(13)

Includes 2,500 shares owned directly by Mr. Harris and equity awards for 22,983 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(14)

Includes 7,000 shares owned directly by Mr. Weaver and equity awards for 5,417 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG served as the Company’s principal independent registered public accounting firm for 2007. Representatives from KPMG will be present at the Annual Meeting of Stockholders, will be given the opportunity to make a statement if they so desire and are expected to be available to respond to any appropriate questions. The fees paid or accrued for audit services and the fees paid for audit related, tax and all other services rendered by KPMG for each of the last two years are as follows:

Audit Fees:    KPMG billed $1,568,000 and $1,460,000 for audit fees in 2007 and 2006, respectively. Audit fees consist of fees for professional services rendered in connection with the annual audits of (i) the Company’s consolidated financial statements; (ii) the effectiveness of internal control over financial reporting; (iii) reviews of the interim consolidated financial statements included in quarterly reports, and (iv) fees for SEC registration statement services.

Audit-Related Fees:    KPMG billed $2,000 for audit-related services in both 2007 and 2006. Audit-related fees consist principally of a subscription to an on-line research tool licensed from the independent registered public accounting firm.

Tax Fees:    KPMG did not render any tax services in 2007 and 2006.

All Other Fees:    KPMG did not render any other services in 2007 and 2006.

Pursuant to the Audit Committee Charter, it is the policy of the Audit Committee to review in advance, and grant any appropriate pre-approvals of all auditing services to be provided by the independent registered public accounting firm and all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Securities Exchange Act, and in connection therewith, to approve all fees and other terms of engagement. In 2006 and 2007, the Audit Committee pre-approved all audit-related fees billed by KPMG prior to the engagement.

OTHER MATTERS

Stockholder Proposals for the 2009 Annual Meeting

From time to time, stockholders present proposals, which may be proper subject for inclusion in the proxy statement and for consideration at the next Annual Meeting of Stockholders. Any stockholder who desires to bring a proposal at the Company’s 2009 Annual Meeting of Stockholders without including such proposal in the Company’s proxy statement must deliver written notice thereof to the Secretary of the Company not before November 2, 2008 and not later than January 11, 2009. Stockholder proposals intended to be included in the 2009 proxy statement must be received by the Company no later than November 12, 2008 and otherwise comply with the requirements of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

If a stockholder proposal is not properly submitted for inclusion in the 2009 proxy statement pursuant to the requirements described above (but otherwise complies with the advanced notice provisions of the Company’s by-laws), management will be permitted to vote proxies in its discretion if it advises stockholders in the 2009 Proxy Statement about the nature of the matter and how management intends to vote on such matter.

Annual Report

Stockholders will receive with this proxy statement a copy of the Company’s Annual Report including the financial statements and the financial statement schedules included in the Company’s annual report on Form 10-K as filed with the SEC for the fiscal year ended December 31, 2007 and certain exhibits thereto. Stockholders may request additional copies in writing at the following address:

AMN Healthcare Services, Inc.
Attention:	Denise L. Jackson
Senior Vice President, General Counsel and Secretary
12400 High Bluff Drive, Suite 100
San Diego, California 92130

In the event that the exhibits to the annual report on Form 10-K are requested, a fee may be charged for reproduction of such exhibits.

Other Business

As of the date of this proxy statement, the Board of Directors is not aware of any matters that will be presented for action at the Annual Meeting other than those described in this proxy statement. Should other business be properly brought before the Annual Meeting, it is intended that the accompanying proxy will be voted thereon in the discretion of the persons named as proxies.

APPENDIX 1 BONUS PLAN

AMN HEALTHCARE SERVICES, INC.

SENIOR MANAGEMENT INCENTIVE BONUS PLAN

PURPOSE

The purpose of the Plan is to establish a program of incentive compensation for designated officers and/or key employees of Company and its subsidiaries and divisions that is directly related to the performance results of the Company and such employees. The Plan provides annual incentives, contingent upon continued employment and meeting certain corporate goals, to certain key employees who make substantial contributions to the Company.

DEFINITIONS

“Board” means the Board of Directors of the Company.

“Bonus Award” means the award, as determined by the Committee, to be granted to a Participant based on that Participant’s level of attainment of his or her goals established in accordance with Articles IV and V.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee selected by the Board to administer the Plan and composed of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m) of the Code).

“Company” means AMN Healthcare Services, Inc. and each of its subsidiaries.

“Designated Beneficiary” means the beneficiary or beneficiaries designated in accordance with Article XIII hereof to receive the amount, if any, payable under the Plan upon the Participant’s death.

“162(m) Bonus Award” means a Bonus Award that is intended to qualify for the performance-based compensation exception to Section 162(m) of the Code, as further described in Article VII.

“Participant” means any officer or key employee designated by the Committee to participate in the Plan.

“Performance Criteria” means objective performance criteria established by the Committee with respect to 162(m) Bonus Awards. Performance Criteria shall be measured in terms of one or more of the following objectives, described as such objectives relate to Company-wide objectives or of the subsidiary, division, department or function with the Company or subsidiary in which the Participant is employed: (i) market value; (ii) book value; (iii) earnings per share; (iv) market share; (v) operating profit; (vi) net income; (vii) cash flow; (viii) return on capital; (ix) return on assets; (x) return on equity; (xi) margins; (xii) shareholder return; (xiii) sales or product volume growth; (xiv) productivity improvement; (xv) costs or expenses; (xvi) net debt reduction; (xvii) earnings before interest, taxes, depreciation and amortization; (xviii) unit volume; (xix) net sales; (xx) balance sheet measurements; (xxi) selling, general and administrative expense ratio; (xxii) revenues; or (xxiii) any other objective value-based performance measure.

Each grant of a 162(m) Bonus Award shall specify the Performance Criteria to be achieved, a minimum acceptable level of achievement below which no payment or award will be made, and a formula for determining the amount of any payment or award to be made, if any, if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Performance Criteria.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Criteria to be unsuitable, the Committee may modify such Performance Criteria or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable; provided, however, that no such modification shall be made if the effect would be to cause a 162(m) Bonus Award to fail to qualify for the performance-based compensation exception to Section 162(m) of the Code. In addition, at the time performance goals are established as to a 162(m) Bonus Award, the Committee is authorized to determine the manner in which the Performance Criteria related thereto will be calculated or measured to take into account certain factors over which the Participant has no control or limited control including changes in industry margins, general economic conditions, interest rate movements and changes in accounting principles.

“Performance Period” means the period during which performance is measured to determine the level of attainment of a Bonus Award, which shall be the fiscal year of the Company.

“Plan” means the AMN Healthcare Services, Inc. Senior Management Incentive Bonus Plan.

ELIGIBILITY

Participants in the Plan shall be selected by the Committee for each Performance Period from those officers and key employees of the Company and its subsidiaries whose efforts contribute materially to the success of the Company. No employee shall be a Participant unless he or she is selected by the Committee, in its sole discretion. No employee shall at any time have the right to be selected as a Participant nor, having been selected as a Participant for one Performance Period, to be selected as a Participant in any other Performance Period.

ADMINISTRATION

The Committee, in its sole discretion, will determine eligibility for participation, establish the maximum award which may be earned by each Participant (which may be expressed in terms of dollar amount, percentage of salary or any other measurement), establish goals for each Participant (which may be objective or subjective, and based on individual, Company, subsidiary and/or division performance), calculate and determine each Participant’s level of attainment of such goals, and calculate the Bonus Award for each Participant based upon such level of attainment.

Except as otherwise herein expressly provided, full power and authority to construe, interpret, and administer the Plan shall be vested in the Committee, including the power to amend or terminate the Plan as further described in Article XV. The Committee may at any time adopt such rules, regulations, policies, or practices as, in its sole discretion, it shall determine to be necessary or appropriate for the administration of, or the performance of its respective responsibilities under, the Plan. The Committee may at any time amend, modify, suspend, or terminate such rules, regulations, policies, or practices.

Notwithstanding the foregoing or any other provision of this Plan, except in the case of a 162(m) Bonus Award, (i) the Board may at any time or from time to time resolve to administer the Plan and, in such case, references herein to the Committee shall mean the Board when so acting as the Committee, and (ii) when the Committee is acting and not the Board, all of the Committee’s decisions under this Plan will be subject to approval by the Board.

BONUS AWARDS

The Committee, based upon information to be supplied by management of the Company and, where determined as necessary by the Board, the ratification of the Board, will establish for each Performance Period a maximum award (and, if the Committee deems appropriate, a threshold and target award) and goals relating to

Company, subsidiary, divisional, departmental and/or functional performance for each Participant and communicate such award levels and goals to each Participant prior to or during the Performance Period for which such award may be made. Bonus Awards will be earned by each Participant based upon the level of attainment of his or her goals during the applicable Performance Period; provided that the Committee may reduce the amount of any Bonus Award in its sole and absolute discretion. As soon as practicable after the end of the applicable Performance Period, the Committee shall determine the level of attainment of the goals for each Participant and the Bonus Award to be made to each Participant.

PAYMENT OF BONUS AWARDS

Bonus Awards earned during any Performance Period shall be paid as soon as practicable following the end of such Performance Period and the determination of the amount thereof shall be made by the Committee, and in no event shall Bonus Awards earned for any Performance Period be paid later than March 15 following the end of the Performance Period. Payment of Bonus Awards shall be made in the form of cash. Bonus Award amounts earned but not yet paid will not accrue interest.

162(m) BONUS AWARDS

Unless determined otherwise by the Committee, each Bonus Award awarded under the Plan shall be a 162(m) Bonus Award and will be subject to the following requirements, notwithstanding any other provision of the Plan to the contrary:

No 162(m) Bonus Award may be paid unless and until the shareholders of the Company have approved the Plan (and to the extent required by Section 162(m) of the Code, re-approved the Plan) in a manner that complies with the shareholder approval requirements of Section 162(m) of the Code.

A 162(m) Bonus Award may be made only by a Committee that is comprised solely of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m) of the Code).

The performance goals to which a 162(m) Bonus Award is subject must be based solely on Performance Criteria. Such performance goals, and the maximum, target and/or threshold (as applicable) Bonus Amount payable upon attainment thereof, must be established by the Committee within the time limits required in order for the 162(m) Bonus Award to qualify for the performance-based compensation exception to Section 162(m) of the Code.

No 162(m) Bonus Award may be paid until the Committee has certified the level of attainment of the applicable Performance Criteria.

The maximum amount of a 162(m) Bonus Award for any Performance Period is $3,000,000 to a single Participant.

REORGANIZATION OR DISCONTINUANCE

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company will make appropriate provision for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

If the business conducted by the Company shall be discontinued, any previously earned and unpaid Bonus Awards under the Plan shall become immediately payable to the Participants then entitled thereto.

NON-ALIENATION OF BENEFITS

A Participant may not assign, sell, encumber, transfer or otherwise dispose of any rights or interests under the Plan except by will or the laws of descent and distribution. Any attempted disposition in contravention of the preceding sentence shall be null and void.

NO CLAIM OR RIGHT TO PLAN PARTICIPATION

No employee or other person shall have any claim or right to be selected as a Participant under the Plan. Neither the Plan nor any action taken pursuant to the Plan shall be construed as giving any employee any right to be retained in the employ of the Company.

TAXES

The Company shall deduct from all amounts paid under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such payments.

DESIGNATION AND CHANGE OF BENEFICIARY

Each Participant may indicate upon notice to him or her by the Committee of his or her right to receive a Bonus Award a designation of one or more persons as the Designated Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon the death of the Participant. Such designation shall be in writing to the Committee. A Participant may, from time to time, revoke or change his or her Designated Beneficiary without the consent of any prior Designated Beneficiary by filing a written designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt.

PAYMENTS TO PERSONS OTHER THAN THE PARTICIPANT

If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of incapacity, illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee, in its sole discretion, to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.

NO LIABILITY OF COMMITTEE MEMBERS

No member of the Committee shall be personally liable by reason of any contract or other instrument related to the Plan executed by such member or on his or her behalf in his or her capacity as a member of the Committee, nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including legal fees, disbursements and other related charges) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith.

TERMINATION OR AMENDMENT OF THE BONUS PLAN

The Committee may amend, suspend or terminate the Plan at any time, provided, however, that no amendment may be made without the approval of the Company’s shareholders if the effect of such amendment would be to cause outstanding or pending 162(m) Bonus Awards to cease to qualify for the performance-based compensation exception to Section 162(m) of the Code.

UNFUNDED PLAN

Participants shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, Designated Beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

GOVERNING LAW

The terms of the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

OTHER COMPENSATION

Neither the establishment of this Plan nor the grant of a Bonus Award pursuant to this Plan shall prevent the Company from establishing other compensation plans or arrangements or making awards to any Participant pursuant to such other plans or arrangements.

EFFECTIVE DATE

The original effective date of the Plan is January 1, 2004.

DATE APPROVED BY BOARD OF DIRECTORS: December 14, 2007

DATE APPROVED BY STOCKHOLDERS:

AMN HEALTHCARE SERVICES, INC. ANNUAL MEETING OF STOCKHOLDERS TO

BE HELD ON APRIL 9, 2008

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned, revoking all previous proxies, hereby appoints Douglas D. Wheat, R. Jeffrey Harris and William F. Miller III, or any of them, as attorneys and proxies with full power of substitution and resubstitution to represent the undersigned and to vote all shares of Common Stock of AMN Healthcare Services, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on April 9, 2008 at 8:30 a.m. at the Company’s headquarters located at 12400 High Bluff Drive, Suite 100, San Diego, California 92130, or at any adjournment or adjournments thereof, with all powers which the undersigned would possess if personally present.

1.	Election of seven directors to hold office until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified, or until the director resigns, is removed, or becomes disqualified:

	FOR	AGAINST	WITHHOLD AUTHORITY

Susan R. Nowakowski

R. Jeffrey Harris

William F. Miller III

Hala Moddelmog

Andrew M. Stern

Paul E. Weaver

Douglas D. Wheat

2.	Reapproval of the Company’s Senior Management Incentive Bonus Plan, as amended:

FOR	AGAINST	ABSTAIN

3.	Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008:

FOR	AGAINST	ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

If no direction is made, this proxy will be voted FOR electing each of the Seven (7) nominees to the Board of Directors, FOR the reapproval of the Company’s Senior Management Incentive Bonus Plan, as amended and FOR ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

Please sign exactly as your name appears on the mailing label. When joint tenants hold shares, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in the corporate name by the president or another authorized officer. If a partnership, please sign in the partnership name by an authorized person.

         Dated:                                           , 2008

Signature

Signature, if held
jointly

Title, if signing as attorney, executor, administrator, trustee or guardian

Name (Print)

Number of shares of Common Stock owned

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY

PROMPTLY BY USING THE ENCLOSED ENVELOPE